SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20579


                                   FORM 8-K
                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)    May 25, 1994
                                                         ____________

                        Doskocil Companies Incorporated
          ______________________________________________________
          (Exact name of registrant as specified in its charter)

        Delaware                    0-7803                13-2535513
       _______________            ____________        ___________________
       (State or other            (Commission            (IRS Employer
       jurisdiction of            File Number)        Identification No.)
       incorporation)

    2601 Northwest Expressway, Suite 1000W, Oklahoma City, OK    73112
    _________________________________________________________    ________
         (Address of principal executive offices)               (Zip Code)

                                (405)879-5500
              ___________________________________________________
              Registrant's telephone number, including area code:


       (Former name or former address, if changed since last report)


     Item 2. Acquisition or Disposition of Assets.

               On June 1, 1994, Doskocil Companies Incorporated (the "Company") consummated the acquisition (the "Acquisition") of the Frozen Specialty Foods Division ("Frozen Specialty Foods") of International Multifoods Corporation. The Acquisition was financed with borrowings under a $186 million senior secured credit facility provided pursuant to the Credit Agreement, dated as of May 25, 1994, among the Company, the lenders named therein, and Chemical Bank (the "Credit Agreement"). Following the Acquisition, Frozen Specialty Foods was renamed "Doskocil Specialty Brands Company" ("Specialty Brands"). The Company plans to continue to operate Specialty Brands as a manufacturer of frozen specialty foods. The Credit Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference.

     Item 5. Other Events.

               (a) On May 3, 1994, the Company entered into an agreement with Robert S. Wright, President of the Prepared Foods Division of IMC (the "Wright Agreement"), with respect to Mr. Wright's employment with the Company with responsibility for managing Specialty Brands. Pursuant to the Wright Agreement, Mr. Wright was appointed Senior Vice President of the Company and President of Specialty Brands for an initial term of three years. The effectiveness of the Wright Agreement was conditioned upon the consummation of the Acquisition.

               (b) On June 2, 1994, the Company issued a press release with respect to the Acquisition, a copy of which is attached hereto as Exhibit 2 and is incorporated herein by reference. The terms of the transaction described in such press release are qualified in their entirety by reference to (a) the Stock Purchase Agreement, dated as of March 17, 1994, between International Multifoods Corporation and the Company, which is described in the Annual Report on Form 10-K of the Company for the fiscal year ended January 1, 1994 and is attached thereto as
     Exhibit 10.36 and is incorporated herein by reference, and (b) the Credit Agreement.

               (c) Financial Statements of Business Acquired.
                    The balance sheet of Frozen Specialty Foods as of February 28, 1994 and November 27, 1993 and the related statements of operations and cash flows for the three months ended February 28, 1994 and February 27, 1993 are attached hereto as Exhibit 3 and are incorporated herein by reference.

               (c) Pro Forma Financial Information.
                    The following pro forma condensed consolidated balance sheet has been prepared assuming the Acquisition had been consummated on April 2, 1994. The pro forma condensed consolidated balance sheet includes the historical consolidated accounts of the Company as of April 2, 1994 and Frozen Specialty Foods as of February 28, 1994. The purchase price consisted of $70,500,000 plus the net book value, at date of closing, of the net assets acquired. Accordingly, pro forma adjustments were recorded to reduce the historical amounts of assets and liabilities as of February 28, 1994 to the net book value of the assets acquired and liabilities assumed at date of closing and to eliminate from the historical amounts assets not acquired and liabilities not assumed. Additional pro forma adjustments were made to adjust the assets acquired and liabilities assumed to their estimated fair values based on preliminary valuations.

               The following pro forma condensed consolidated statement of operations for the three months ended April 2, 1994 has been prepared assuming the Acquisition had been consummated on January 2, 1994. The pro forma condensed consolidated statement of operations for the three months ended April 2, 1994 includes the historical consolidated results of operations of the Company for the three months ended April 2, 1994 and the historical results of Frozen Specialty Foods for the three months ended February 28, 1994.

               The pro forma combined results of operations are not necessarily indicative of results of operations that would have resulted had the Acquisition actually occurred on January 2, 1994 nor are they necessarily indicative of future results of operations.

               These statements should be read in conjunction with the April 2, 1994 Consolidated Financial Statements of the Company and the financial statements of Frozen Specialty Foods attached hereto as Exhibit 3.



                      DOSKOCIL COMPANIES INCORPORATED
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               (IN THOUSANDS)


                             Historical
                         ____________________

                                    Frozen
                         The        Specialty
                         Company    Foods       Pro Forma Adjustments
                         April      February    _____________________  Pro Forma
                         2,1994     28, 1994    Increase     Decrease  Combined
                         ________   ________    ________     ________  _________
 Assets
 ______
 Current Assets:
   Cash and cash
    equivalents         $   6,920   $      5    $            $          $  6,925
   Receivables             33,307     11,609                  2,203(a)    42,713
   Inventory               38,942     23,767                  1,392(b)    61,317
   Other current
    assets                  3,568      2,208                  1,838(c)     3,938
                         ________   ________                             _______
    Total current
     assets                82,737     37,589                             114,893

 Property, plant and
  equipment, net           80,709     44,434                  1,634(d)   123,509
                                                 72,400(e)   29,417(e)
 Intangible and other
 assets, net              150,654     29,417      4,900(f)    1,447(f)   226,507
                          _______   ________                             _______

     Total assets        $314,100   $111,440                            $464,909
                         ========   ========                            ========

 Liabilities and Stockholders' Equity
 ____________________________________
 Current liabilities:                           Decrease     Increase
                                                ________     ________

   Current maturities
    of long-term debt   $   2,745  $     172   $           $  8,000(h)    10,917
   Accounts payable        10,892      7,003      1,768(g)                16,127
   Accrued liabilities     33,292      5,987        912(g)                38,367
     Total current        _______   ________                             _______
      liabilities          46,929     13,162                              65,411

 Long-term debt          131,654        ---                  133,774(h)  265,428

 Other long-term
 liabilities              80,070      16,028     16,028(i)                80,070

 Stockholders' equity:
      Common stock            79        ---                                   79
      Other stockholders'
       equity                                     1,447(f)
                          55,368      82,250     82,250(j)                53,921
                         _______     _______                             _______
      Total stockholders'
       equity             55,447      82,250                              54,000

      Total liabilities
       and stockholders'
       equity            ________   ________                             _______
                         $314,100   $111,440                            $464,909
                         ========   ========                            ========

See accompanying notes to the Pro Forma Condensed Consolidated Balance Sheet


                       DOSKOCIL COMPANIES INCORPORATED
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                BALANCE SHEET

  Note 1.   Basis of Presentation

            The pro forma condensed consolidated balance sheet has been prepared assuming the Acquisition had been consummated on April 2, 1994 and includes the historical consolidated accounts of the Company as of April 2, 1994 and Frozen Specialty Foods as of February 28, 1994. The Acquisition will be accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and, accordingly, the purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on information available to management and preliminary estimates of the fair value of assets acquired and liabilities assumed.

  Note 2.   Pro Forma Adjustments

            The excess of purchase price over the net book value of tangible assets acquired was calculated as follows (in thousands):

            Purchase price:
              Cash paid (bank term loan)                     $135,800
              Direct costs of acquisition                       1,100
              Liabilities assumed                              10,500
                                                               ______
                 Total purchase price                         147,400
              Less: Net book value of tangible
                    assets acquired                           (75,800)
                                                               ______
              Excess of purchase price over the
                    net book value of tangible
                    assets acquired                          $ 71,600
                                                               ======
            The excess of purchase price over the net book value of assets acquired was allocated as follows (in thousands):

            Goodwill                                        $  62,400
            Trademarks                                         10,000
            Property, Plant and Equipment                        (800)
                                                               ______
                                                              $71,600
                                                               ======
       Note 3.   Pro Forma Adjustments

       (a) To reduce historical accounts receivable at February 28, 1994 to amounts actually acquired at closing.

       (b) To decrease historical inventory at February 28, 1994 to amounts actually acquired at closing.

       (c)  To adjust for current assets not acquired by the Company.

       (d) To decrease by $834,000 the historical net property, plant and equipment at February 28, 1994 to the net book value at closing and to decrease this net book value by $800,000 to the estimated fair value, based on a preliminary valuation.

       (e) To eliminate historical goodwill of Frozen Specialty Foods and to record the fair value of identifiable intangible assets acquired and the excess of cost over the fair value of tangible and intangible assets acquired.

       (f) To record estimated debt issue costs relating to the term loan and new revolving line of credit and write off unamortized debt issue costs relating to the old revolving line of credit.

       (g)  To adjust for liabilities not assumed by the Company.

       (h) To record the additional bank debt to be incurred to finance the Acquisition, and the estimated current maturities of such debt.

       (i) To eliminate deferred income taxes and liabilities not assumed by the Company.

       (j)  To eliminate the acquired company's net equity.



                      DOSKOCIL COMPANIES INCORPORATED
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                            Historical
                         ____________________

                         The        Frozen
                         Company    Specialty
                         Three      Foods       Pro Forma Adjustments Pro Forma
                         months     Three       Adjustments
                         ended      months      Increase     Decrease Combined
                         April 2,   ended       __________   ________ __________
                         1994       February
                                    28, 1994
                        ________    _______
 Net sales              $156,223    $46,447                            $202,670

 Cost of sales           129,482     32,174                    161(a)   161,495
                         _______     ______                             _______
    Gross profit          26,741     14,273                              41,175

 Selling expenses         16,114      9,270                              25,384

 General and
 administrative
 expenses                  6,605        914                     21(a)     7,498

 Amortization of
 intangible assets         1,546        403         490(b)     403(b)     2,036
                        ________    _______                             _______

      Operating income     2,476      3,686                               6,257

 Other income (expense):

     Interest and
     financing costs      (3,579)        (4)       2,400(c)              (5,983)


     Other, net             (157)        31                                (126)
                           _____      _____                               _____
 Income (loss) before
  income taxes            (1,260)     3,713                                 148

     Income tax benefit
      (expense)              782     (1,562)                   922(d)       142
                           _____      _____                                ____
 Net Income (loss)      $   (478) $   2,151                             $   290
                         ======== =========                              ======

 Earnings (loss) per    $   (.06)                                       $   .04
                             ===                                            ===
 See notes to the Pro Forma Condensed Consolidated Statement of Operations


                      DOSKOCIL COMPANIES INCORPORATED
                 NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENT OF OPERATIONS

Note 1.   Basis of Presentation

               The pro forma condensed consolidated statement of operations for the three months ended April 2, 1994 has been prepared assuming the Acquisition had been consummated on January 2, 1994 and includes the historical consolidated results of operations of the Company for the three months ended April 2, 1994 and the historical results of Frozen Specialty Foods for the three months ended February 28, 1994. The pro forma combined results of operations are not necessarily indicative of results of operations that would have resulted had the Acquisition actually occurred on January 2, 1994 nor are they necessarily indicative of future results of operations.

          The pro forma combined statement of operations does not give effect to the loss on early extinguishment of debt resulting from the consummation of a new bank term loan and revolving line of credit and early extinguishment of the existing revolving line of credit. The estimated loss of $2.7 million, before income taxes of $1.1 million (assuming a statutory (federal and state) tax rate of 40%), resulting from the early extinguishment of this debt, will be recorded as an extraordinary item during the period the debt is extinguished (second quarter of fiscal 1994).

Note 2.   Pro Forma Adjustments

     (a) To record the net change in depreciation expense based on the fair value of depreciable assets, versus their historical cost, using the straight line method over their estimated useful lives.

     (b) To record amortization of trademarks over 25 years and goodwill over a period of 40 years, and eliminate amortization of the historical goodwill of Frozen Specialty Foods.

     (c) To record additional interest attributable to the increase in bank debt to finance the Acquisition, record amortization of debt issue costs over the term of the new bank debt and eliminate amortization of debt issue costs attributable to debt which will be extinguished.

     (d) To record the tax benefit attributable to the net pro forma adjustments based on the statutory (federal and state) tax rate of 40%. The effective tax rate in future years is expected to be in excess of the statutory rate due to non-deductible amortization of previously recorded intangible assets.

     (e) The weighted average number of common and common equivalent shares used in the pro forma earnings per share computation were 7,921,000 (historical).


     Item 7. Financial Statements, Pro Forma Financial Information and
             Exhibits.
               (c) Exhibits.
                    (1) Credit Agreement, dated as of May 25, 1994, among the Company, the lenders named therein, and Chemical Bank.

                    (2) Form of Press Release issued by the Company on June 2, 1994.

                    (3) Balance sheet of the Frozen Specialty Foods Business (a unit of the Prepared Foods Division of International Multifoods Corporation) as of February 28, 1994 and November 27, 1993 and the related statements of operations and cash flows for the three months ended February 28, 1994 and February 27, 1993.


     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOSKOCIL COMPANIES INCORPORATED

                                   By:/s/ William L. Brady
                                      William L. Brady
                                      Vice President and Controller

     Dated June 13, 1994


     EXHIBIT INDEX
      EXHIBIT                   DESCRIPTION                PAGE NO.
      NUMBER

      1              Credit Agreement, dated as of May        13
                     25, 1994, among the Company, the
                     lenders named therein, and
                     Chemical Bank

      2              Form of Press Release issued by          114
                     the Company on June 2, 1994

      3              Balance sheet of the Frozen              117
                     Specialty Foods Business (a unit
                     of the Prepared Foods Division of
                     International Multifoods
                     Corporation) as of February 28,
                     1994 and November 27, 1993 and
                     the related statements of
                     operations and cash flows for the
                     three months ended February 28,
                     1994 and February 27, 1993


     Exhibit 1

                  CREDIT AGREEMENT dated as of May 25, 1994, among DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation (the Borrower ), the financial institutions party hereto (the Lenders ), CHEMICAL BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the Agent ) and as fronting bank (in such capacity, the Fronting Bank ).

           The Borrower has entered into a Stock Purchase Agreement dated as of March 17, 1994 (the Stock Purchase Agreement ), with International Multifoods Corporation, a Delaware corporation (the Seller ), to purchase all the outstanding equity securities of International Multifoods Foodservice Corp., a Delaware corporation ( Foodservice
     Corp. ) and wholly owned subsidiary of the Seller, for an aggregate purchase price equal to the sum of (a) $70,500,000 and (b) the lesser of
     (i) the amount of Closing Net Assets (as defined in, and determined in accordance with the terms and provisions of, the Stock Purchase
     Agreement) and (ii) $72,000,000.   The purchase pursuant to the Stock
     Purchase Agreement is referred to herein as the  Acquisition .

           The Borrower has requested (a) the Lenders to extend credit in order to enable the Borrower, on the terms and subject to the conditions of this Agreement, to borrow (i) on a term basis on the Closing Date, Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given to such terms in Article I) in an aggregate principal amount not to exceed $146,000,000 and (ii) on a revolving basis, at any time and from time to time prior to the Maturity Date, an aggregate principal amount at any time outstanding not in excess of the excess of (A) the lesser of
     (I) $40,000,000 and (II) the Borrowing Base at such time over (B) the LC Exposure at such time and (b) the Fronting Bank to issue, on the terms and subject to the conditions of this Agreement, Letters of Credit in an aggregate face amount at any time outstanding not in excess of $5,000,000.

           The proceeds of the Term Loans will be used by the Borrower solely
     (a) to finance the purchase price for Foodservice Corp. to be paid pursuant to the Stock Purchase Agreement, (b) to pay fees and expenses in connection with the Acquisition, (c) to pay amounts outstanding under the Existing Credit Agreement and (d) to repay all the Borrower's obligations under the Interest Rate Swap Agreement dated October 31, 1991 (the "Swap Agreement"), between the Borrower and Chemical Bank.

           The proceeds of the Revolving Loans made on the Closing Date will be used to pay amounts outstanding under the Existing Credit Agreement. The proceeds of the Revolving Loans made after the Closing Date will be used (a) for general corporate purposes in the ordinary course of the Borrower's business, including funding the working capital requirements of the Borrower and its Subsidiaries, and (b) in an amount not to exceed $15,000,000 from and including the Closing Date, to finance all or part of the purchase price to be paid in connection with any Permitted Acquisition. Any standby letter of credit (each, a Standby Letter of Credit ) issued hereunder will be used to support the obligations of the Borrower or the Subsidiaries, contingent or otherwise, in respect of insurance, worker's compensation and similar obligations incurred in the ordinary course of the business of the Borrower or the Subsidiaries, as applicable. Any commercial letter of credit (each, a Commercial Letter of Credit ) issued hereunder will be used to provide the primary means of payment for the purchase of goods or services by the Borrower in the ordinary course of its business.

           Accordingly, the Borrower, the Lenders, the Agent and the Fronting Bank agree as follows:

     ARTICLE I

     Definitions
           SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            ABR Borrowing  shall mean a Borrowing comprised of ABR Loans.

            ABR Loan  shall mean any ABR Term Loan or ABR Revolving Loan.

            ABR Revolving Loan shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            ABR Spread shall mean 1-1/2% per annum, subject to adjustment pursuant to Section 2.06(c).

            ABR Term Loan shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            Acquisition shall have the meaning assigned to such term in the introductory statement to this Agreement.

            Adjusted LIBO Rate shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
     (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term LIBO Rate shall mean the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            Administrative Fees shall have the meaning assigned to such term in Section 2.05(b).

            Administrative Questionnaire shall mean an Administrative Questionnaire in the form of Exhibit C.

            Affiliate shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            Agent shall have the meaning assigned to such term in the introductory statement to this Agreement.

            Alternate Base Rate shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term
      Prime Rate shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term Base CD Rate shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term Three-Month Secondary CD Rate shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term Federal Funds Effective Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            Amount Due shall mean, with respect to any Receivable, the actual amount due and to become due to the Borrower or any Subsidiary Guarantor on account of such Receivable, as determined by the Borrower or such Subsidiary Guarantor in accordance with its customary business practices and as reported in any Borrowing Base Certificate.

            Applicable Percentage of any Participating Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Participating Lender's Revolving Credit Commitment.

            Assessment Rate shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then-current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

            Assignment and Acceptance shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit B or such other form as shall be approved by the Agent.

            Assignments of Leases and Rents shall mean the Assignments of Leases and Rents, each substantially in the form of Exhibit J, between the Borrower or any Subsidiary Guarantor and the Collateral Agent.

            Board shall mean the Board of Governors of the Federal Reserve System of the United States.

            Borrower   shall have the meaning assigned to such term in the
     introductory paragraph hereof.

           "Borrower's Portion of Excess Cash Flow" shall mean, at any date of determination, the amount of Excess Cash Flow for the applicable fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1994, that was not required to be applied to the prepayment of Loans under Section 2.13(d).

            Borrowing shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

            Borrowing Base shall mean at the time of any determination an amount equal to the sum, without duplication, of (a) 75% of (i) the aggregate Amount Due in respect of all Eligible Accounts Receivable at such time minus (ii) the aggregate amount under clause (c) below at such time and (b) 50% of the lower of the aggregate cost or the aggregate market value of all Eligible Inventory at such time and (c) the aggregate amount of all Uncollected Friday Receipts at such time. All determinations in connection with the Borrowing Base shall be made by the Borrower and certified to the Agent by a Responsible Officer and delivered pursuant to Section 6.04(e); provided, however, that the Agent shall have the final right to review and adjust, in its reasonable judgment, any such determination to the extent such determination is not in accordance with this Agreement.

            Borrowing Base Certificate shall mean a certificate in the form of Exhibit D, duly completed and executed by a Responsible Officer of the Borrower.

            Business Day shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term Business Day shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

             Capital Expenditures shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its consolidated subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation but excluding, for purposes of determining compliance with Section 7.14 only, Permitted Acquisitions).

            Capital Lease Obligations of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            Casualty  shall have the meaning assigned to such term in
     Section 10.16.

           A  Change in Control  shall be deemed to have occurred if:

                 (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof), other than JLL and its Affiliates, shall own directly or indirectly, beneficially or of record, shares representing 30% or more (or, at any time that JLL and its Affiliates shall own directly, beneficially and of record, shares representing at least 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, 50% or more) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;

                 (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election to the Borrower's board of directors or whose nomination for election to the Borrower's Board of Directors by the Borrower's shareholders was approved by a vote of at least two-thirds of the Borrower's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's directors then in office;

                 (c) any Change of Control Triggering Event (as defined in the Subordinated Note Indenture) shall have occurred;

                 (d) the Borrower shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of Foodservice Corp. free and clear of all Liens (other than any Lien under the Security Documents); or

                 (e) Foodservice Corp. shall issue any class of capital stock (or security convertible into any of its capital stock) that is not pledged to the Collateral Agent for the ratable benefit of the Secured Parties.

            CERCLA shall have the meaning assigned to such term in the definition of the term Environmental and Safety Laws .

            Closing Date shall mean the date of the first Borrowing hereunder.

            Code shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

            Collateral shall mean all the Collateral as defined in any Security Document and shall also include the Mortgaged Properties.

            Collateral Agent shall mean Chemical Bank, as Collateral Agent under the Security Documents and the Guarantee Agreement.

            Collateral Assignment shall mean the Collateral Assignment, substantially in the form of Exhibit H, from the Borrower and the Subsidiary Guarantors to the Collateral Agent, providing for the assignment to the Collateral Agent of the Stock Purchase Agreement and certain other agreements specified in such Collateral Assignment.

            Commitment shall mean, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

            Commitment Fee  shall have the meaning assigned to such term in
     Section 2.05(a).

            Concentration Limit shall mean, (a) for any Obligor (other than any Obligor set forth on Schedule 1.01(d)), in the aggregate with respect to all Receivables payable by such Obligor, $5,000,000 or such higher or lower amount for such Obligor as may be reasonably specified in writing by the Required Lenders and (b) for any Obligor set forth on
     Schedule 1.01(d), in the aggregate with respect to all Receivables payable by such Obligor, the amount set forth on such Schedule with respect to such Obligor; provided, however, that the Concentration Limit for any Obligor and its Affiliates and subsidiaries shall be calculated as if such Persons were a single Obligor.

            Condemnation Proceeds shall have the meaning assigned to such term in Section 10.16.

            Confidential Information Memorandum shall mean the Confidential Information Memorandum of the Borrower dated April, 1994.

            Consolidated Interest Expense shall mean (without duplication), with respect to any Person for any period, total interest expense (including the interest component of Capital Lease Obligations), whether paid or accrued, of such Person and its consolidated subsidiaries for such period, all as determined in conformity with GAAP, but only to the extent that such interest expense is payable in cash.

            Consolidated Interest Expense Coverage Ratio shall mean with respect to the Borrower and its consolidated subsidiaries for any period, the ratio of (a) EBITDA for such period to (b) Consolidated Interest Expense for such period. For purposes of calculating the foregoing ratio only, there shall be added to EBITDA for any period ending on or prior to the last day of the second fiscal quarter of the fiscal year ending December 29, 1996, nonrecurring or extraordinary cash provisions for the restructuring of the Borrower's and Foodservice Corp.'s operations after the Closing Date to the extent such cash charges were deducted in determining Net Income for any such period, provided that the amount of such cash charges so added to EBITDA shall not exceed $4,000,000 in the aggregate for all such periods .

            Consolidated Net Worth shall mean, at any date, on a consolidated basis for the Borrower and its subsidiaries, (a) the sum of
     (i) common stock taken at par or stated value, (ii) capital surplus relating to common stock and (iii) retained earnings (or deficit) at such date minus (b) the sum of treasury stock at such date, all determined in accordance with GAAP and after giving effect to all adjustments required thereby.

            Contract shall mean any written agreement or invoice between the Borrower or any Subsidiary Guarantor on the one hand and any Obligor on the other hand, pursuant to or under which such Obligor may obtain goods or services from time to time from the Borrower or any such Subsidiary Guarantor and under which such Obligor is obligated to pay for such goods or services.

            Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms Controlling and Controlled shall have meanings correlative thereto.

            Credit and Collection Policy shall mean the Credit and Collection Policies and Practices of the Borrower and the Subsidiary Guarantors relating to Receivables and Contracts as set forth on
     Schedule 1.01(c).

            Credit Event  shall have the meaning assigned to such term in
     Article V.

            Default shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

            Default Rate  shall have the meaning assigned to such term in
     Section 2.07.


                   dollars  or  $  shall mean lawful money of the United States.

            EBITDA shall mean, with respect to the Borrower and its consolidated subsidiaries for any period, the sum of (a) Net Income for such period, (b) all Federal, state, local and foreign income taxes deducted in determining such Net Income, (c) interest expense deducted in determining such Net Income, (d) depreciation and amortization of the write-up of assets resulting from the Acquisition deducted in determining such Net Income, (e) other depreciation, amortization and other noncash charges deducted in determining such Net Income and
     (f) noncash provisions for the restructuring of the Borrower's and Foodservice Corp.'s operations after the Closing Date to the extent such provisions were deducted in determining such Net Income.

            Eligible Accounts Receivable shall mean at the time of any determination, all Receivables of the Borrower and the Subsidiary Guarantors arising in the ordinary course of their respective businesses, except:

                 (a) any Receivable that (i) remains unpaid as of the date that is 60 days after the date of the original invoice for such Receivable, (ii) is from an Obligor that has more than 30% of its accounts with the Borrower and the Subsidiary Guarantors outstanding more than 60 days after the date payment was due in accordance with terms of the original invoices, (iii) is from an Obligor that is, to the Borrower's or any Subsidiary Guarantor's knowledge, not Solvent, (iv) is from an Obligor previously disapproved by the Agent in the exercise of its reasonable discretion after consultation with and notice to the Borrower,
           (v) is in dispute (to the extent of such dispute), (vi) consistent with the Credit and Collection Policy, would be classified as delinquent or written-off as uncollectible, or (vii) is in excess of the applicable Obligor's Concentration Limit;

                 (b) any Receivable that (i) is, to the Borrower's or any Subsidiary Guarantor's knowledge, not free and clear of all Liens (other than Liens created by or pursuant to the Security Documents), (ii) does not arise under a Contract representing the legal, valid and binding payment obligation of the Obligor thereunder, enforceable by the Borrower or any Subsidiary Guarantor in accordance with its terms, (iii) together with the related Contract does not comply in all material respects with all legal requirements of the federal, state and local jurisdictions where it originated, (iv) is not payable in dollars (unless previously approved in writing by the Agent, which approval the Agent may withhold in its sole discretion), (v) does not provide, according to its original terms, that the amount payable thereunder will be due within 31 days following the date upon which the related Obligor became obligated thereon, or 45 days in the case of special promotions that are conducted by the Borrower or any Subsidiary Guarantor from time to time in the ordinary course of business, (vi) is payable by an Obligor which is located in any jurisdiction outside of the United States of America, Puerto Rico or Canada, (vii) is payable by an Obligor that is an Affiliate of the Borrower or any of the Subsidiary Guarantors,
           (viii) is payable by an Obligor that is an agency or instrumentality of the federal government of the United States of America unless all applicable requirements of the Assignment of Claims Act of 1940, as amended, including the giving of all requisite notices of assignment (in form satisfactory to the Agent) to all Persons to whom such notice must be given and the acknowledgement of receipt thereof by all such Persons, shall have been complied with in all respects and unless the Agent shall have been provided with evidence thereof in form and substance satisfactory to the Agent, (ix) is payable by an Obligor as to which a case (voluntary or involuntary) has been commenced under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or that has made a general assignment for the benefit of creditors (unless the Agent shall have reasonably determined that Receivables payable by such Obligor shall constitute Eligible Receivables) or (x) is not subject to the valid and perfected Liens created by or pursuant to the Security Documents in favor of the Agent for the ratable benefit of the Secured Parties;

                 (c) any Receivable with respect to which the Borrower or any Subsidiary Guarantor has received a guaranty or a letter of credit providing credit support therefor or collateral security therefor unless the Borrower or such Subsidiary Guarantor shall have granted a security interest to the Agent (for the ratable benefit of the Secured Parties in form and substance satisfactory to the Agent and the Required Lenders) in such guaranty, letter of credit or collateral security (that constitutes a first perfected security interest in the case of any such guaranty or collateral security) and such guaranty, letter of credit or collateral security is not, to the Borrower's or such Subsidiary Guarantor's knowledge, subject to any Lien in favor of any other Person, but only to the extent of any Amount Due in respect of such Receivables in excess of $500,000 in the aggregate from the same Obligor;

                 (d) any Receivable that shall be subject to any requirement of law or regulation, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z of the Board), unless such laws and regulations shall have been duly complied with in all material respects;

                 (e) any Receivable that is subject to a matured offset, counterclaim, or other defense, to the extent of such offset, counterclaim or defense;

                 (f) any Receivable that the Borrower or any Subsidiary Guarantor rescinds or cancels or modifies (except that the Borrower or the applicable Subsidiary Guarantor may, in the ordinary course of business in a manner consistent with the Credit and Collection Policy and provided that the same is reflected in the next Borrowing Base Certificate delivered to the Agent pursuant to Section 6.04(e), grant rebates, refunds or adjustments with respect to Receivables, including as a result of the application of any special or other discounts or any reconciliation);

                 (g) any and all Receivables as to which any representation or warranty applicable thereto contained herein or in any other Loan Document shall not be true and correct in any material respect or as to which any covenant applicable thereto contained herein or in any other Loan Document shall not have been complied with in any material respect; or

                 (h) any and all Receivables that the Agent in its reasonable judgment after consultation with the Borrower shall deem not to be Eligible Receivables, based on such credit and collateral considerations as the Agent may reasonably deem appropriate.

            Eligible Inventory shall mean, at any date of determination thereof, all Inventory of the Borrower and the Subsidiary Guarantors classified as raw materials, finished goods or Work in Process, but shall exclude (a) all Inventory that in the reasonable opinion of the Agent is obsolete or unmerchantable, (b) all Inventory that is not to the Borrower's or any Subsidiary Guarantor's knowledge free and clear of all Liens (other than Liens created by or pursuant to the Security Documents), (c) all Inventory that is not subject to the valid and perfected Liens created by or pursuant to the Security Documents in favor of the Agent for the ratable benefit of the Secured Parties, and
     (d) all Inventory that the Agent in its reasonable judgment after consultation with the Borrower shall deem not to be Eligible Inventory, based on such credit and collateral considerations as the Agent may reasonably deem appropriate.

            Environmental and Safety Laws shall mean any and all applicable current and future treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources or to the management, release or threatened release of contaminants or noxious odors, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ( CERCLA ), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law and all amendments or regulations promulgated thereunder.

            Environmental Claim shall mean any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case, resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and nonnegligent, sudden or nonsudden, accidental or nonaccidental leaks or spills) of any Hazardous Substance at, in or from the property of, whether owned or leased by, the Borrower or any Subsidiary, or (b) any other circumstances forming the basis of any violation, or alleged violation, by the Borrower or any Subsidiary of any Environmental and Safety Law.

            Environmental Reports shall mean the reports of GaiaTech Inc. and ENSR Consulting and Engineering delivered to the Lenders prior to the date hereof with respect to properties that shall be owned or leased by the Borrower or any Subsidiary upon consummation of the Acquisition.

            ERISA shall mean the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

            ERISA Affiliate shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

            Eurodollar Borrowing shall mean a Borrowing comprised of Eurodollar Loans.

            Eurodollar Loan shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

            Eurodollar Revolving Loan shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            Eurodollar Term Loan shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            Event of Default  shall have the meaning assigned to such term in
     Article VIII.

            Excess Cash Flow shall mean, for any period, without duplication, an amount equal to the excess, if any, of (a) the sum of
     (i) the consolidated net cash flow from operations for such period of the Borrower and its consolidated subsidiaries determined on a consolidated basis in accordance with GAAP, (ii) to the extent deducted in determining such net cash flow from operations, the aggregate amount of repurchases or redemptions of the Subordinated Notes under
     Section 7.09(a) during such period, (iii) net cash provided (used) by investing activities during such period (excluding cash received as proceeds of any sale, transfer or other disposition of any business unit, asset or other property to the extent such sale, transfer or other disposition constitutes a Prepayment Event hereunder) and (iv) the aggregate proceeds of all Indebtedness incurred under Sections 7.01(d) and (e) during such period over (b) the sum of (i) scheduled payments during such period of the principal of Term Loans, (ii) scheduled payments during such period of the principal of permitted Indebtedness other than the Loans, but only to the extent that such payments cannot by their terms be reborrowed or redrawn, (iii) prepayments during such period of Term Loans pursuant to Section 2.12 and (iv) $1,000,000, in each case determined in accordance with GAAP.

            Existing Credit Agreement shall mean the Credit Agreement dated as of April 28, 1993, among the Borrower, the lenders named therein and Chemical Bank, as Agent for such lenders.

            Facilities shall mean, collectively, the Term Facility and the Revolving Facility.

            Fees shall mean the Administrative Fees, the Commitment Fees, the LC Fees, the fees specified in Section 2.05(c) and the fees specified in Section 3.08.

            Financial Officer of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

            Fronting Bank shall have the meaning assigned to such term in the introductory paragraph hereof.

            GAAP shall mean generally accepted accounting principles in the United States.

            Governmental Authority shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            Guarantee of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the primary obligor ) in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness,
     (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            Guarantee Agreement shall mean the Guarantee Agreement, substantially in the form of Exhibit E, between the Subsidiary Guarantors and the Collateral Agent.

            Hazardous Substances shall mean any toxic, radioactive, mutagenic, carcinogenic, noxious, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, polychlorinated biphenyls ( PCBs ), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws.

            Indebtedness  of any Person shall mean, without duplication,
     (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person,
     (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Agent.

            Indemnity, Subrogation and Contribution Agreement shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit M, between the Borrower, the Subsidiary Guarantors and the Collateral Agent.

            Interest Expense Ratio shall mean, with respect to the Borrower and its consolidated subsidiaries, for any fiscal quarter, the ratio of
     (a) EBITDA for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter less Capital Expenditures for such four-fiscal-quarter period to (b) Consolidated Interest Expense for such four-fiscal-quarter period.

            Interest Payment Date shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

            Interest Period shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            Inventory shall mean all goods now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor (wherever located, whether in the possession of the Borrower or any Subsidiary Guarantor or of a bailee or other person for sale, storage, transit, processing or use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) that are held for sale or lease or to be furnished (or have been furnished) under any contract of service or that are raw materials, Work in Process, farm products or materials used or consumed in the Borrower's or any Subsidiary Guarantor's business or processed by or on behalf of the Borrower or such Subsidiary Guarantor.

            JLL shall mean Joseph Littlejohn & Levy Fund, L.P., a Delaware limited partnership.

            Joint Venture shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

            LC Commitment shall mean $5,000,000, as the same may be reduced from time to time pursuant to Section 3.07. The LC Commitment shall automatically and permanently terminate on the LC Maturity Date.

            LC Disbursement shall mean any payment or disbursement made by the Fronting Bank under or pursuant to a Letter of Credit.

            LC Exposure  shall mean, at any time of determination, the sum of
     (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under such Letters of Credit but for which the Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.

            LC Fees  shall have the meaning given such term in Section 3.03.

            LC Maturity Date shall mean the fifth Business Day prior to the Maturity Date.

            Leasehold Mortgage shall mean any Mortgage that is a leasehold or subleasehold mortgage.

            Lenders shall have the meaning assigned to such term in the introductory paragraph hereof.

            Letters of Credit shall mean the Standby Letters of Credit and the Commercial Letters of Credit issued by the Fronting Bank for the account of the Borrower pursuant to Section 3.01(a).

            LIBOR Spread shall mean 2-1/2% per annum, subject to adjustment pursuant to Section 2.06(c).

            Lien shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, easement, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement or financing lease having substantially the same economic effect as any of the foregoing relating to such asset and
     (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            Loan Documents shall mean this Agreement, the Letters of Credit, the Security Documents, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

            Loans  shall mean the Revolving Loans and the Term Loans.

            Margin Stock shall have the meaning assigned to such term under Regulation U.

            Material Adverse Effect shall mean (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any Subsidiary Guarantor to perform any of its obligations under any Transaction Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Agent, the Fronting Bank, the Collateral Agent or the Lenders under any Loan Document.

            Maturity Date  shall mean January 15, 2000.

            Mortgaged Properties shall mean the owned real properties and leasehold and subleasehold interests of the Borrower and the Subsidiary Guarantors specified on Schedule 1.01(a).

            Mortgages shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents (including any Assignments of Leases and Rents, substantially in the form of Exhibit J), modifications and other security documents delivered pursuant to clause (i) of
     Section 5.02(i) or pursuant to Section 6.10, each (except in the case of any Leasehold Mortgage) substantially in the form of Exhibit I.

            Multiemployer Plan  shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            Net Cash Proceeds shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any Subsidiary in respect of such Prepayment Event, less
     (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any Subsidiary in connection with such Prepayment Event and the Borrower's or such Subsidiary's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event (to the extent that such amount shall have been set aside for the purpose of paying such income taxes), (ii) in the case of a Prepayment Event that is an asset sale or disposition, (A) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of and retained by the Borrower or any Subsidiary, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction, and (B) the amount applied to repay any Indebtedness (other than the Loans) to the extent such Indebtedness is required by its terms to be repaid as a result of such Prepayment Event and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any Subsidiary in connection with such Prepayment Event (other than those payable to the Borrower or any Affiliate of the Borrower), including any such expenses and other costs incurred by the Borrower or the applicable Subsidiary in connection with any attempt to sell, within the twelve months preceding such sale, any asset the sale of which has given rise to such Prepayment Event, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

            Net Income shall mean, for any period, the net earnings (or loss) of the Borrower and its subsidiaries determined on a consolidated basis for such period in accordance with GAAP.

            Obligations shall mean all obligations defined as Obligations in the Guarantee Agreement and the Security Documents.

            Obligor shall mean any purchaser of goods or services from, or any other Person obligated to make payment to, the Borrower or any Subsidiary Guarantor in respect of a purchase of such goods or services.

            Outstanding Letters of Credit shall mean at any time the Letters of Credit outstanding at such time.

            Participating Lender shall mean at any time any Lender with a Revolving Credit Commitment at such time.

            PBGC shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            Perfection Certificate shall mean the Perfection Certificate, substantially in the form of Annex 2 to the Security Agreement, prepared by the Borrower.

            Permitted Acquisition shall have the meaning assigned to such term in Section 7.05(d).

            Permitted Investments  shall mean:

                 (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three months from the date of acquisition thereof;

                 (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within three months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation and from Moody's Investors Service, Inc.;

                 (c) investments in certificates of deposit, banker's acceptances and time deposits (including eurodollar time deposits) maturing within three months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of which are rated) A or better (or BBB+ or better in the case of the domestic office of any Lender) by Standard & Poor's Corporation or A2 or better (or Baa2 or better in the case of the domestic office of any Lender) by Moody's Investors Service, Inc., or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

                 (d) investments in commercial paper maturing within three months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has
           (A) a combined capital and surplus in excess of $250,000,000 and
           (B) commercial paper rated at least A-1 or the equivalent thereof (or A-2 or the equivalent thereof in the case of the holding company of any Lender) by Standard & Poor's Corporation or at least P-1 or the equivalent thereof (or P-2 or the equivalent thereof in the case of the holding company of any Lender) by Moody's Investors Service, Inc., or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

                 (e) repurchase agreements having a term of seven days or less with (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better (or BBB+ or better in the case of the domestic office of any Lender) by Standard & Poor's Corporation or A2 or better (or Baa2 or better in the case of the domestic office of any Lender) by Moody's Investor Services Inc. or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such bank relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or to the order of the Collateral Agent;

                 (f) investments in mutual funds investing solely in instruments of the types described in clauses (a) through (e) above;

                 (g) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000; and

                 (h) investments in mutual funds that are sold by nationally recognized registered broker-dealers, which mutual funds invest in repurchase agreements having a term of seven days or less and relating to debt securities issued by corporations (i) organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and
           (ii) the senior debt securities of which are rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investor Services Inc. or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such debt securities.

            Person shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            Plan shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
     Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

            Pledge Agreement shall mean the Pledge Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

            Prepayment Event shall mean (a) any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any Subsidiary (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations (including any Casualty or Condemnation in respect of a Mortgaged Property as contemplated in Section 10.16)), (b) any sale and leaseback of any asset or the mortgaging of any real property other than pursuant to a Mortgage (or a modification thereof) by the Borrower or any Subsidiary, (c) the issuance or incurrence by the Borrower or any Subsidiary of any Indebtedness (excluding Indebtedness permitted under Sections 7.01(d), 7.01(f), 7.01(h) and 7.01(k) and Specified Permitted
     Debt), or the issuance or sale by the Borrower or any Subsidiary of any debt securities or any obligations convertible into or exchangeable for, or giving any Person or entity any right, option or warrant to acquire from the Borrower or any Subsidiary any Indebtedness or any such debt securities or any such convertible or exchangeable obligations (excluding Specified Permitted Debt) or (d) the issuance or incurrence by the Borrower of any Specified Permitted Debt. Notwithstanding the foregoing, the term Prepayment Event shall not include:

                 (i) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business permitted pursuant to Section 7.05(b) not exceeding in the aggregate $250,000 in any fiscal year, provided that (A) at any time when such sales, transfers and other dispositions in the ordinary course of business shall exceed $250,000 in any fiscal year, the resultant Prepayment Event shall include the entire amount of such sales, transfers and dispositions since the date of such most recent payment, if any, with respect to such fiscal year and not just amounts above such dollar threshold and (B) to the extent that the Borrower or any Subsidiary shall have reinvested on the date of such Prepayment Event (or certified to the Agent that it intends to reinvest within 360 days of such Prepayment Event) any of the proceeds of such sales, transfers and dispositions in equipment, vehicles or other assets used in the principal lines of business of the Borrower or such Subsidiary, the resultant Prepayment Event shall be reduced by the lesser of (I) $250,000 and (II) the amount so reinvested or to be reinvested;

                 (ii) sales of inventory in the ordinary course of business;

                 (iii) the receipt of insurance or condemnation proceeds (other than Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties), provided that (A) such proceeds are reinvested in equipment, vehicles or other assets used in the Borrower's or any Subsidiary's principal lines of business within 360 days after the receipt thereof and (B) if the aggregate of such proceeds exceeds $2,000,000, the Borrower or any Subsidiary, pending such reinvestment, promptly deposits the entire aggregate amount of such proceeds so received and unreinvested, if such proceeds exceed $2,000,000, in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties;

                 (iv) the receipt of Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties to the extent that (A) such Condemnation Proceeds or Insurance Proceeds are used to restore, repair or locate, acquire and replace the related Mortgaged Property in accordance with Section 10.16, (B) such Condemnation Proceeds or Insurance Proceeds, pursuant to
           Section 10.16, are not otherwise required to be applied as a mandatory prepayment pursuant to Section 2.13(c) or (C) to the extent permitted by Section 10.16, any Condemnation Proceeds or Insurance Proceeds are (I) reinvested in equipment, vehicles or other assets used in the Borrower's or any Subsidiary's principal lines of business within 360 days after the receipt thereof and
           (II) the Borrower or any Subsidiary, pending such reinvestment, has deposited such amounts in an escrow account with the Collateral Agent as contemplated in Section 10.16; and

                 (v) the receipt of proceeds of business interruption insurance.

            Pro Forma Balance Sheet shall have the meaning given such term in Section 4.05(a).

            Rate Protection Agreement shall mean any interest rate protection agreement, foreign currency exchange agreement or other interest or exchange rate hedging arrangement designed to protect the Borrower from fluctuations in interest or currency rates.

            Receivables shall mean all rights to receive payment for goods sold or leased or for services rendered in the ordinary course of business to the extent not evidenced by an instrument or chattel paper, together with all interest, finance charges or other amounts payable by an Obligor in respect thereof.

            Register  shall have the meaning given such term in Section
     10.04(d).

            Regulation G shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            Regulation U shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            Regulation X shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            Release means any discharge, emission, release, or threat thereof, including a Release as defined in CERCLA at 42 U.S.C.
     SECTION 9601(22), and the term Released has a meaning correlative thereto.

            Reportable Event  shall mean any reportable event as defined in
     Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or
     (o) of Section 414 of the Code), other than any reportable event for which the requirement to deliver notice within 30 days to the PBGC has been waived by the PBGC.

            Required Lenders shall mean, at any time, Lenders holding Loans, a share of the used LC Commitment and unused Commitments representing more than 51% of the aggregate of (a) the aggregate principal amount of the Loans at such time, (b) the LC Exposure at such time and (c) the aggregate unused Commitments at such time.

            Responsible Officer of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            Revolving Credit Borrowing shall mean a Borrowing comprised of Revolving Loans.

            Revolving Credit Commitment shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in clause (b) of Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

            Revolving Credit Utilization shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving Loans outstanding at such time and (b) the LC Exposure at such time.

            Revolving Facility shall mean the aggregate of the Lenders' Revolving Credit Commitments.

            Revolving Loans shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

            Secured Parties shall have the meaning assigned to such term in the Security Agreement.

            Security Agreement shall mean the Security Agreement, substantially in the form of Exhibit G, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

            Security Documents shall mean the Mortgages (including any Assignment of Leases and Rents and any Leasehold Mortgage), the Security Agreement, the Pledge Agreement, the Collateral Assignment, the Trademark Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.10.

            Solvent shall mean, with respect to any Person at any time, that (a) the fair saleable value of such Person's assets at such time is greater than the amount that would be required to pay its probable liability on its then-existing legal liabilities, either matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as they become absolute or matured, and (b) such Person does not have unreasonably small capital at such time for the business or transaction in which it is engaged or is about to engage.

            Specified Permitted Debt shall have the meaning assigned to such term in Section 7.01.

            Statutory Reserves shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term Alternate Base Rate ) for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            Stock Purchase Agreement shall have the meaning assigned to such term in the preamble to this Agreement.

            Subordinated Note Indenture shall mean the Indenture dated as of April 28, 1993, among the Borrower and First Fidelity Bank, National Association, New York, as Trustee, relating to the Subordinated Notes, as the same may be amended, modified or supplemented in accordance with the provisions of this Agreement.

            Subordinated Notes shall mean $110,000,000 aggregate principal amount of the Borrower's 9-3/4% Senior Subordinated Redeemable Securities due 2000 issued under the Subordinated Note Indenture.

            subsidiary shall mean, with respect to any Person (herein referred to as the parent ), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            Subsidiary shall mean any subsidiary of the Borrower, including Foodservice Corp.

            Subsidiary Guarantor shall mean each of Foodservice Corp., Wilson Foods Corporation, Stoppenbach, Inc., Concordia Foods Corporation, Pafco Importing Company, Inc., National Service
     Center, Inc., Dixie Foods Company, Shreveport Foods Company, Wilson Certified Express, Inc. and Minnesota Food Services, Inc., and each person that shall be required to become a Subsidiary Guarantor pursuant to Section 6.10.

           "Swap Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            Term Borrowing  shall mean a Borrowing comprised of Term Loans.

            Term Facility shall mean the aggregate amount of the Lenders' Term Loan Commitments.

            Term Loan Commitment shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth in clause (a) of Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

            Term Loan Repayment Amount  shall have the meaning set forth in
     Section 2.11(a).

            Term Loan Repayment Date  shall have the meaning set forth in
     Section 2.11(a).

            Term Loans shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

            Total Debt Ratio shall mean, with respect to the Borrower and its consolidated subsidiaries for any fiscal quarter, the ratio of
     (a) the aggregate amount of Indebtedness of the Borrower and its consolidated subsidiaries outstanding as of the last day of such fiscal quarter, determined in accordance with GAAP, to (b) EBITDA for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.

            Trademark Security Agreement shall mean the Trademark Security Agreement, substantially in the form of Exhibit K, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

            Transaction Documents shall mean the Stock Purchase Agreement and the Loan Documents.

            Transactions  shall have the meaning assigned to such term in
     Section 4.02.

            Type when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term
      Rate  shall include the Adjusted LIBO Rate and the Alternate Base Rate.

           "Uncollected Friday Receipts" shall mean remittances received from Obligors in respect of Receivables that are deposited in a lockbox account of the Borrower on the applicable Friday and which are transferred electronically to the Borrower's concentration account on such Friday, but which are not credited to such concentration account until the following Monday.

            Work in Process shall mean any item of inventory (not otherwise obsolete or unmerchantable) that is neither a raw material nor a finished good as accounted for by the Borrower or the applicable Subsidiary Guarantor in a manner consistent with the accounting practices of the Borrower or such Subsidiary Guarantor during the period of twelve consecutive months immediately preceding the Closing Date.

            Withdrawal Liability shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words include , includes and including shall be deemed to be followed by the phrase without limitation . All references herein to Articles, Sections,
     Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP (subject, where provided herein, to normal year-end audit adjustments and to the absence of footnotes required thereby) as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the financial statements referred to in
     Section 4.05(b).

     ARTICLE II

     The Credits
           SECTION 2.01. Commitments. On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Term Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment set forth opposite such Lender's name on Schedule 2.01, and (b) to make Revolving Loans to the Borrower, at any time and from time to time (subject to Section 2.13(f)) on or after the Closing Date and prior to the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed an amount equal to the difference between (i) the lesser of (A) the Revolving Credit Commitment set forth opposite such Lender's name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and (B) such Lender's Applicable Percentage of the Borrowing Base at such time and
     (ii) such Lender's Applicable Percentage of the LC Exposure at such time. Within the limits set forth in clause (b) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Maturity Date, on the terms and subject to the conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

           SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount that is (i) in the case of ABR Borrowings, an integral multiple of $500,000 and not less than $1,000,000 and (ii) in the case of Eurodollar Borrowings, an integral multiple of $1,000,000 and not less than $7,000,000 (or if less in the case of any Revolving Credit Borrowing, an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments).

           (b) Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.03; provided that, notwithstanding anything to the contrary contained in this Agreement, no Borrowing comprised of Eurodollar Loans having an Interest Period the duration of which is six months may be requested until the earlier of (i) the date that is 180 days after the Closing Date and (ii) the date on which Chemical Bank shall notify the Borrower that the syndication of the Facilities has been completed. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than five separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

           (c) Subject to paragraph (e) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.17, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

           (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

           (e) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with
     Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, and the proceeds of the new Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to paragraph (c) above.

           (f) If the Agent has not received evidence of the payment required by Section 3.04(a) by 11:00 a.m., New York City time, on the date on which the Fronting Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made (or such later time as is not later than one hour after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 4:00 p.m., New York City time, on such Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), as provided in Section 3.04(a), the Agent will notify not later than 12:00 noon, New York City time, the Fronting Bank and each Participating Lender of the LC Disbursement and, in the case of each Participating Lender, its Applicable Percentage of such LC Disbursement. Each Participating Lender will pay to the Agent not later than 4:00 p.m., New York City time, on such date an amount equal to such Participating Lender's Applicable Percentage of such LC Disbursement (it being understood that such amount shall constitute an ABR Revolving Loan of such Lender and shall be deemed to have reduced the LC Exposure at such time), and the Agent will promptly pay such amount to the Fronting Bank. The Agent will promptly remit to each Participating Lender its Applicable Percentage of any amounts subsequently received by the Agent from the Borrower in respect of such LC Disbursement. If any Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Fronting Bank as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date an amount equal to such amount is paid to the Agent for prompt payment to the Fronting Bank at, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate.

           SECTION 2.03. Notice of Borrowings. The Borrower shall give the Agent written or telex notice (or telephone notice promptly confirmed in writing or by telex) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Business Day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (a) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (b) the date of such Borrowing (which shall be a Business
     Day) and the amount thereof; and (c) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

           SECTION 2.04. Repayment of Loans. The outstanding principal balance of each Loan shall be payable (a) in the case of a Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Maturity Date and (b) in the case of a Term Loan, as provided in
     Section 2.11. The Loans shall bear interest from and including the Closing Date on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and each hereby is authorized by the Borrower to, record in its internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement.

           SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, the following fees (each, a Commitment Fee ): on the Closing Date and on the last day of January, April, July and October in each year, commencing July 31, 1994, and on each date on which any of the Commitments of such Lender shall expire or be terminated as provided herein, a commitment fee of 1/2 of 1% per annum on the average daily unused amount of each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date upon which such Lender's Commitments were accepted or the Closing Date, as applicable, or ending with the date on which any of such Commitments of such Lender shall expire or be terminated). The Commitment Fee due to each Lender in respect of its Term Loan Commitment and Revolving Credit Commitment pursuant to the immediately preceding sentence shall accrue from and including the date upon which such Commitments of such Lender were accepted. For purposes of calculating Commitment Fees in respect of Revolving Credit Commitments, any portion of such Revolving Credit Commitments unavailable due to outstanding Letters of Credit shall be deemed to be used amounts. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

           (b) The Borrower agrees to pay to the Agent, for its own account, administrative fees (the Administrative Fees ) at the time and in the amounts agreed upon in the fee letter agreement dated March 11, 1994, between the Borrower and the Agent.

           (c) The Borrower agrees to pay to the Agent on the Closing Date the other fees specified in the fee letter agreement referred to in paragraph (b) above.

           (d) The Borrower agrees to pay to the Fronting Bank, for its own account, the fees specified in Section 3.08.

           (e) All Fees (other than the fees payable to the Fronting Bank under Section 3.08) shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of error in payment).

           SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
     Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread.

           (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread.

           (c) So long as no Default or Event of Default shall have occurred and be continuing, the ABR Spread shall decrease to 1-1/4% per annum and the LIBOR Spread shall decrease to 2-1/4% per annum on each occasion that, as of the end of any fiscal quarter, (i) the Interest Expense Ratio shall equal or exceed 2.25 to 1.00 and (ii) the Total Debt Ratio for such fiscal quarter shall be less than or equal to 4.00 to 1.00, with such decrease in the ABR Spread to be effective with respect to ABR Loans outstanding on, or made on or after, the date of the delivery to the Agent of the certificate described in Section 6.04(c) relating to such fiscal quarter and with such decrease in the LIBOR Spread to be effective with respect to Eurodollar Loans made on or after the date of the delivery of such certificate relating to such fiscal quarter. In the event that either of the conditions that gave rise to any decrease in the ABR Spread and the LIBOR Spread pursuant to the immediately preceding sentence is no longer satisfied as of the end of any subsequent fiscal quarter, (i) the decreases in the ABR Spread and the LIBOR Spread provided for in the preceding sentence shall cease to be effective for all purposes on and after the date of delivery to the Agent of the certificate described in Section 6.04(c) relating to such subsequent fiscal quarter and (ii) the ABR Spread to be effective from and including such date shall be 1-1/2% per annum and the LIBOR Spread to be effective from and including such date shall be 2-1/2% per annum. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate described in Section 6.04(c) in accordance with the provisions thereof, the ABR Spread shall be deemed to be 1-1/2% per annum and the LIBOR Spread shall be deemed to be 2-1/2% per annum from and including the date on which the Borrower was required to deliver such certificate pursuant to Section 6.04(c) to but excluding the date on which the Borrower shall deliver such certificate in accordance with the provisions of Section 6.04(c).

           (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable ABR Spread or LIBOR Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be presumptively correct absent manifest error.

           SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any Security Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the Default Rate ) (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of any Loan, the rate applicable to such Loan under Section 2.06 plus 2% per annum and (b) in the case of any other amount, the rate that would be applicable to an ABR Loan under
     Section 2.06 plus 2% per annum.

           SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

           SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the Maturity Date and the LC Maturity Date, respectively. Notwithstanding the foregoing, all the Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on August 31, 1994, if the initial borrowing under the Facilities has not occurred by such time.

           (b) Upon at least three Business Days' prior irrevocable written or telex notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $3,000,000 and (ii) the Borrower shall not be permitted to terminate or reduce the Revolving Credit Commitments if, as the result of such termination or reduction, (A) the LC Commitment would exceed the aggregate remaining amount of the Revolving Credit Commitments or
     (B) the Revolving Credit Utilization would exceed the aggregate remaining Revolving Credit Commitments. The LC Commitment may be voluntarily terminated or reduced by the Borrower as provided in
     Section 3.07.

           (c) Each reduction in the Revolving Credit Commitments and the LC Commitment hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

           SECTION 2.10. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time (subject to Section 2.08) upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, New York City time, on the Business Day of such conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period and
     (iii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

                 (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

                 (b) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, the aggregate principal amount of such Term Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $3,000,000;

                 (c) each conversion shall be effected by each Lender by applying the proceeds of the new Term Loan of such Lender resulting from such conversion to the Term Loan (or portion thereof) of such Lender being converted, and accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                 (d) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                 (e) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

                 (f) any portion of a Eurodollar Term Borrowing that cannot be converted into or continued as a Eurodollar Term Borrowing by reason of subparagraph (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing; and

                 (g) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (ii) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date.

           Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued,
     (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

           SECTION 2.11. Repayment of Term Borrowings. (a) The Borrower shall pay to the Agent, for the account of the Lenders, on each date set forth below (each such date being a Term Loan Repayment Date ) a principal amount of the Term Loans (such amount, as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e), being called the Term Loan Repayment Amount ) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                                Date:                Amount:

                    December 31, 1994            $  8,000,000
                      June 30, 1995                 9,000,000
                    December 31, 1995              10,000,000
                      June 30, 1996                11,000,000
                    December 31, 1996              12,000,000
                      June 30, 1997                14,500,000
                    December 31, 1997              15,500,000
                      June 30, 1998                15,500,000
                    December 31, 1998              15,500,000
                      June 30, 1999                17,500,000
                    December 31, 1999              17,500,000

     On each Term Loan Repayment Date, the Agent shall apply the Term Loan Repayment Amount paid to the Agent to pay the Term Loans.

           (b) To the extent not previously paid, all Term Borrowings shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

           (c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

           SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay (i) Revolving Credit Borrowings and (ii) Term Borrowings, in each case in whole or in part, upon (A) in the case of prepayments of ABR Revolving Loans, at least same-day prior written or telex notice (or telephone notice promptly confirmed by written or telex notice) to the Agent and (B) in the case of all other loans, at least three Business Days' prior written or telex notice (or telephone notice promptly confirmed by written or telex notice) to the Agent; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

           (b) Each prepayment of principal of the Term Borrowings pursuant to paragraph (a) above shall be applied pro rata to reduce the scheduled payments of principal due under Section 2.11(a) after the date of such prepayment, provided that prepayments of principal of the Term Borrowings pursuant to paragraph (a) above with the proceeds of the issuance of equity securities by the Borrower after the Closing Date will be applied to reduce the scheduled payments of principal due under
     Section 2.11(a) after the date of such prepayment in the order of maturity.

           (c) Each notice of prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date, (iii) whether the prepayment relates to Revolving Credit Borrowings or to Term Borrowings and (iv) the principal amount to be prepaid of (A) Revolving Credit Borrowings (or portion thereof) or (B) Term Borrowings (or portion thereof). Each such notice shall be irrevocable and shall commit the Borrower to prepay such obligations by the amount specified therein on the date specified therein. All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

           (d) No optional prepayment of Term Borrowings made by the Borrower pursuant to this Section 2.12 shall reduce the Borrower's obligation to make mandatory prepayments pursuant to Section 2.13(c) or
     Section 2.13(d).

           SECTION 2.13. Mandatory Prepayments. (a) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to
     Section 2.09, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings as shall be necessary in order that (i) the aggregate principal amount of the Revolving Loans outstanding at such time will not exceed (ii) the aggregate Revolving Credit Commitments (after giving effect to such termination or reduction) less the aggregate LC Exposure at such time.

           (b) In the event and on each occasion that the Revolving Credit Utilization exceeds the then-current Borrowing Base, the Borrower shall forthwith pay or prepay Revolving Credit Borrowings in a principal amount at least equal to such excess; provided, however, that if the aggregate principal amount of Revolving Credit Borrowings then outstanding is less than the amount of such excess (because of any LC Exposure), the Borrower shall, to the extent of any remaining excess (after the prepayment of Revolving Credit Borrowings), replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Agent for the benefit of the Secured Parties.

           (c) In the event and on each occasion that a Prepayment Event occurs, the Borrower shall apply (i) in the case of any Prepayment Event other than a Prepayment Event arising solely from the issuance or incurrence by the Borrower of any Specified Permitted Debt, an amount equal to 100% of the Net Cash Proceeds therefrom or (ii) in the case of a Prepayment Event arising solely from the issuance or incurrence by the Borrower of any Specified Permitted Debt, (A) 100% of the Net Cash Proceeds from the first $75,000,000 of Specified Permitted Debt issued after the Closing Date, (B) 75% of the Net Cash Proceeds from the next $25,000,000 of Specified Permitted Debt issued after the Closing Date and (C) 50% of the Net Cash Proceeds from any other Specified Permitted Debt, in each case to prepay obligations outstanding under this Agreement in accordance with this paragraph (c). Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the Borrower shall pay to the Agent (for application to the prepayment of obligations outstanding under this Agreement in accordance with paragraph (e) below) an amount equal to the percentage of the Net Cash Proceeds from such Prepayment Event specified in the preceding sentence.

           (d) No later than the earlier of (i) 105 days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 1994, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to 6.04(a), the Borrower shall prepay obligations outstanding under this Agreement in accordance with paragraph (e) below in an aggregate principal amount equal to the Excess Cash Flow Percentage (as defined below) of Excess Cash Flow for such period. The Excess Cash Flow Percentage shall equal (i) 75% for any fiscal year if at the end of such fiscal year the outstanding principal amount of the Term Loans exceeds $87,600,000 and (ii) 50% for any other fiscal year.

           (e) Mandatory prepayments of outstanding obligations under this Agreement made by the Borrower pursuant to paragraphs (c) and (d) above and paragraph (g) below shall be applied first, to prepay scheduled payments of principal due on the Term Borrowings under Section 2.11(a) after the date of such prepayment in the manner described in the immediately following sentence and second, to prepay Revolving Credit Borrowings. Each such mandatory prepayment of principal of the Term Borrowings shall be applied pro rata to reduce the scheduled payments of principal due under Section 2.11(a) after the date of such prepayment.

           (f) In addition to, and not in limitation of, the obligations of the Borrower under paragraphs (a), (b), (c) and (d) of this
     Section 2.13, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings as shall be necessary in order that the aggregate principal amount of Revolving Loans outstanding does not exceed $20,000,000 for a period of at least 30 consecutive days during the period from and including January 1 of each calendar year to but excluding April 1 of each calendar year, commencing with the calendar year 1995.

           (g) The Borrower shall deliver to the Agent, (i) at the time of each prepayment required under paragraph (c) or paragraph (d) of this
     Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior to the time of each prepayment required under this Section 2.13 (if known at such time), a notice of such prepayment. Each required notice of prepayment shall specify the prepayment date, the Type of each Borrowing being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such obligations by the amount stated therein on the date stated therein. All prepayments of Borrowings under this
     Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. All prepayments of Borrowings under this
     Section 2.13 (other than prepayments pursuant to paragraph (d) above) shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment. All prepayments of Borrowings pursuant to paragraph (d) of this Section 2.13 shall be applied first to the payment of accrued interest and then to the payment of principal.

           (h) Net Cash Proceeds and such other amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Borrowings and Revolving Credit Borrowings shall be applied, as applicable, first to reduce outstanding ABR Term Borrowings and ABR Revolving Credit Borrowings. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings, as the case may be, immediately or shall be deposited in the Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Borrowings to prepay Eurodollar Term Borrowings and (ii) allocable to Revolving Credit Borrowings to prepay Eurodollar Revolving Credit Borrowings, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Borrowings or Revolving Credit Borrowings, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Borrowings
     has been exhausted. For purposes of this Agreement,the term   Prepayment
     Account shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (h). The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments maturing prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings to be prepaid, as the case may be; provided, however, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. If the maturity of the Loans has been accelerated pursuant to
     Article VIII, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Agent, for its benefit and the benefit of the Fronting Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

           SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Letter of Credit reimbursement obligations, Fees or other amounts payable hereunder (other than changes in respect of income and franchise taxes imposed on such Lender or the Fronting Bank by the jurisdiction in which such Lender or the Fronting Bank is organized or has its principal office or by any political subdivision or taxing authority thereof or therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Fronting Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate or in the Alternate Base Rate) or shall impose on such Lender or the Fronting Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit issued hereunder, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then the Borrower will pay to such Lender or the Fronting Bank following receipt of a certificate of such Lender or the Fronting Bank to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender or the Fronting Bank on an after-tax basis for such additional costs incurred or reduction suffered.

           (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company on an after-tax basis for any such reduction suffered. Notwithstanding any other provision in this paragraph (b), no Lender or the Fronting Bank shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not be the general practice of such Lender or the Fronting Bank, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

           (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, including calculations in reasonable detail, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

           (d) Failure on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, except that no Lender or the Fronting Bank shall be entitled to compensation under this Section 2.14 for any costs incurred or reduction suffered with respect to any date unless such Lender or the Fronting Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph
     (c) above, not more than six months after the later of (i) such date and
     (ii) the date on which such Lender or the Fronting Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section 2.14 shall be available to each Lender or the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

           (e) Each Lender and the Fronting Bank will, at the request of the Borrower, designate a different lending office if such designation
     (i) will avoid the need for, or minimize the amount of, any compensation to which such Lender or the Fronting Bank is entitled pursuant to this
     Section 2.14 and (ii) will not, in the sole judgment of such Lender or the Fronting Bank, be otherwise disadvantageous to such Lender or the Fronting Bank, as the case may be.

           SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

                 (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                 (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

           (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

           SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in
     Article V, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender of (a) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from and including the date of such payment, prepayment, conversion or failure to borrow, convert or continue to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan that would have commenced on the date of such failure) over (b) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

           SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of the LC Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

           SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under
     Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or LC Exposure as a result of which the unpaid principal portion of its Loans or its LC Exposure shall be proportionately less than the unpaid principal portion of the Loans of any other Lender or any other Lender's LC Exposure, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender or the LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans, LC Exposures and participation in Loans and LC Exposures held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposures then outstanding as the principal amount of such Lender's Loans and LC Exposures prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Exposures outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this
     Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or LC Exposure deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

           SECTION 2.19. Payments. (a) Except as provided in Section 2.05(d), the Agent shall have received evidence that the Borrower has made each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent (for the account of the Agent, the Fronting Bank or the Lenders, as the case may be), at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Agent shall promptly remit in dollars to the Agent, the Fronting Bank or the Lenders, as the case may be, its share of such payments received by the Agent.

           (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

           SECTION 2.20. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Agent, the Fronting Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a Transferee )) and franchise taxes imposed on the Agent, the Fronting Bank or any Lender (or Transferee), in each case by the United States or any jurisdiction under the laws of which the Agent, the Fronting Bank or any such Lender (or Transferee) is organized or has its principal office or lending office or any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as Taxes ). If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Transferee), the Agent or the Fronting Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender (or Transferee), the Agent or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
     (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless (x) such assignment, participation or transfer shall have been made at a time when the circumstances (including a Change of Law as defined in Section 2.20(f)) giving rise to such greater payment did not exist or had not yet occurred or (y) such assignment, participation or transfer shall have been at the request of the Borrower.

           (b) In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as Other Taxes ).

           (c) The Borrower will indemnify each Lender (or Transferee), the Agent and the Fronting Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.20) paid by such Lender (or Transferee), the Agent or the Fronting Bank, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority; provided, however, that the Borrower shall not indemnify any Lender (or Transferee), the Agent or the Fronting Bank for Taxes, penalties, additions to tax, interest and expenses arising as a result of its own wilful misconduct or gross negligence. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Agent or the Fronting Bank, as the case may be, makes written demand therefor and provides the Borrower with either a copy of any assessment thereof from the relevant taxing authority (deleting any confidential information contained therein) or proof of payment of a tax for which the Borrower is liable hereunder. If a Lender (or Transferee), the Agent or the Fronting Bank shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If a Lender (or Transferee), the Agent or the Fronting Bank shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee), the Agent or the Fronting Bank receives a refund (including interest and penalties, if any) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of such refund and shall, within 15 days of receipt, repay such refund to the Borrower (but only to the extent of amounts that have been paid by the Borrower under this Section 2.20 with respect to such refund and not reimbursed), net of all out-of-pocket expenses of such Lender, the Agent or the Fronting Bank and without any interest (other than the interest, if any, included in such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee), the Agent or the Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Agent or the Fronting Bank in the event such Lender (or Transferee), the Agent or the Fronting Bank is required to repay such refund. The Borrower shall return such refund within 30 days after such Lender (or Transferee), the Agent or the Fronting Bank provides the Borrower with a copy of any notice or assessment from the relevant taxing authority (deleting any confidential information contained therein) requiring repayment of such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee), the Agent or the Fronting Bank to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

           (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee), the Agent or the Fronting Bank, the Borrower will furnish to the Agent, such Lender (or Transferee) or the Fronting Bank, at its respective address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender (or Transferee), the Agent or the Fronting Bank, as the case may be.

           (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
     Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder until the expiration of the relevant statute of limitations.

           (f) Each of the Agent, the Fronting Bank and any Lender (or Transferee) that is not incorporated or otherwise formed under the laws of the United States of America or a state thereof (a Non-U.S. Person ) agrees that, within one month after the Closing Date or, if later, the date it becomes a Lender (or Transferee), the Agent or the Fronting Bank hereunder, it will deliver to each of the Borrower and the Agent one duly completed copy of United States Internal Revenue Service Form 1001 or 4224, or, in the case of any Lender (or Transferee) exempt from United States Federal withholding tax pursuant to Sections 871(h) or 881(c) of the Code, Form W-8, or any successor applicable form (a Form 1001, 4224 or W-8 ), as the case may be, certifying in each case that such Lender (or Transferee), the Agent or the Fronting Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. Each of the Agent, the Fronting Bank or any Lender (or Transferee) that delivers to the Borrower and the Agent a Form 1001, 4224 or W-8 pursuant to the immediately preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such Form 1001, 4224 or W-8, as the case may be, or other manner of certification reasonably satisfactory to the Borrower on or before the date that any such form or certification expires or becomes obsolete or of the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower or the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying that such Agent, Fronting Bank or Lender (or Transferee), as the case may be, is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. If at any time there has occurred, on or prior to the date on which any delivery of such Form 1001, 4224 or W-8, as the case may be, would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof ( Change of Law ), that renders all such forms inapplicable or which would prevent such Agent, Fronting Bank or Lender (or Transferee), as the case may be, from duly completing and delivering any such form or certification with respect to it, such Agent, Fronting Bank or Lender (or Transferee), as the case may be, shall advise the Borrower that it shall be subject to withholding of United States Federal income tax at the full statutory rate. A Non-U.S. Person shall be required to furnish a Form 1001, 4224 or W-8 only if it is entitled to claim an exemption from or reduced rate of withholding. Each of the Agent, the Fronting Bank and any Lender that is a Non-U.S. Person and that is a party hereto as of the Closing Date hereby represents and warrants that, as of the Closing Date, payments made to it hereunder are exempt from the withholding of United States Federal income taxes (i) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S Person;
     (ii) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person's country of residence; or (iii) because such payments are portfolio interest exempt pursuant to Sections 871(h) or 881(c) of the Code. Notwithstanding any provision of paragraph (a) above to the contrary, the Borrower shall not have any obligation to pay any Taxes or Other Taxes or to indemnify any Lender (or Transferee), the Agent or the Fronting Bank for such Taxes or Other Taxes pursuant to this Section 2.20 to the extent that such Taxes or Other Taxes result from (i) the failure of any Lender (or Transferee), the Agent, or the Fronting Bank to comply with its obligations pursuant to this paragraph
     (f) or (ii) any representation made on Form 1001, 4224 or W-8 or successor applicable form or certification by any Lender (or Transferee), the Agent or the Fronting Bank incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

           (g) Any of the Agent, the Fronting Bank or any Lender (or Transferee) claiming any additional amounts payable pursuant to this
     Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) (including reasonable efforts to change the jurisdiction of its applicable lending office) to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender (or Transferee), Agent or Fronting Bank, as the case may be, be otherwise disadvantageous to such Lender (or Transferee), the Agent or the Fronting Bank.

           (h) In the event any Lender (or Transferee) changes its applicable lending office as provided in Section 2.14(e), such Lender (or Transferee) shall not be entitled to receive any greater payment under this Section 2.20 than such Lender (or Transferee) would have been entitled to receive had such change not occurred, unless (i) such greater payment rises as a result of a Change in Law occurring after the date of such change in applicable lending office or (ii) such change in applicable lending office shall have been made at the request of the Borrower.

           SECTION 2.21. Assignment of Commitments under Certain Circumstances. In the event that (a) any Lender (i) shall have delivered a notice or certificate pursuant to Section 2.14, (ii) shall become subject to the provisions of Section 2.15 or (iii) shall fail or refuse to fund its portion of any Loan for any reason other than the failure of the Borrower to satisfy the conditions precedent to the making of such Loan hereunder, (b) the Borrower shall be required to make additional payments to any Lender under Section 2.20 or (c) any Lender shall fail or refuse, for any reason, to approve any amendment, waiver or consent hereunder that has been approved by Lenders holding more than 85% of the aggregate principal amount of (i) the Loans at such time, (ii) the LC Exposure at such time and (iii) the aggregate unused Commitments at such time, the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04(b)), and such Lender hereby agrees to transfer and assign to such assignee without recourse (in accordance with and subject to the restrictions contained in Section 10.04(b)) all its interests, rights and obligations under this Agreement; provided, however, that (A) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority, (B) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder, (C) in the case of an assignment pursuant to clause (c) above, the Borrower must exercise its right to replace such Lender within 90 days of such Lender's failure to approve the applicable amendment, waiver or consent, as applicable, and (D) the Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     ARTICLE III

     Letters of Credit
           SECTION 3.01. Issuance of Letters of Credit. (a) The Fronting Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue Letters of Credit, in a form reasonably acceptable to the Agent and the Fronting Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Closing Date until the earlier of the LC Maturity Date and the termination of the LC Commitment in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by the Fronting Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (i) the LC Exposure shall not exceed the LC Commitment in effect at such time and (ii) the Revolving Credit Utilization at such time shall not exceed the aggregate Revolving Credit Commitments at such time.

           (b) Each Letter of Credit shall expire at the close of business on the LC Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

           (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior written or facsimile notice from the Borrower to the Fronting Bank and the Agent (which shall give prompt notice thereof to each Participating Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the LC Maturity Date and
     (ii) subject to extension, 360 days, in the case of Standby Letters of Credit, and 180 days, in the case of Commercial Letters of Credit, after the date of any such Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Fronting Bank will give the Agent and the Agent will give to each Participating Lender reasonably prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

           SECTION 3.02. Participation; Unconditional Obligations. (a) By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Participating Lenders in respect thereof, the Fronting Bank hereby grants to each Participating Lender, and each Participating Lender hereby agrees to acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Participating Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participating Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Fronting Bank, in accordance with Section 2.02(f), such Participating Lender's Applicable Percentage of each LC Disbursement made by the Fronting Bank; provided, however, that the Participating Lenders shall not be obligated to make any such payment to the Fronting Bank with respect to any wrongful payment or disbursement made under any Outstanding Letter of Credit as a result of the gross negligence or wilful misconduct of the Fronting Bank.

           (b) Each Participating Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) of this
     Section 3.02 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           SECTION 3.03. LC Fee. The Borrower agrees to pay to the Agent for the account of the Participating Lenders for each calendar quarter (or shorter period commencing with the date hereof or ending with the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit) fees (the LC
     Fees ) equal to 2 1/2% per annum on the average daily aggregate face amount of the Outstanding Letters of Credit. The LC Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The LC Fees shall be paid in arrears on the last day of January, April, July and October of each year and on the LC Maturity Date (or, if earlier, the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit), commencing on the first such date following the Closing Date. Once paid, the LC Fees shall not be refundable in any circumstances (other than corrections of error in payment).

           SECTION 3.04. Agreement To Repay LC Disbursements. (a) If the Fronting Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Agent, on behalf of the Fronting Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which the Fronting Bank shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than one hour after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 4:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day). The Agent will promptly pay any such amounts received by it to the Fronting Bank. In the event that, after the payment of any such amount to the Fronting Bank, the Fronting Bank shall not pay such amount in respect of such draft, the Fronting Bank shall return to the Agent, for the account of the Borrower, any such unpaid amount, together with interest thereon accrued at the Federal Funds Effective Rate then in effect from and including the date such amount was paid by the Borrower to the Agent to but excluding the date such amount was repaid by the Fronting Bank to the Agent.

           (b) The Borrower's obligation to repay the Fronting Bank for LC Disbursements made by the Fronting Bank under the Outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of, without limitation, the following:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Agent or any other Lender or any other Person (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) in connection with this Agreement or any other agreement or transaction;

                 (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

                 (iv) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

                 (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such circumstance shall not have been the result of the gross negligence or wilful misconduct of the Fronting Bank.

            It is understood that in making any payment under a Letter of Credit (A) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Fronting Bank.

           SECTION 3.05. Letter of Credit Operations. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Outstanding Letter of Credit. The Fronting Bank shall as promptly as possible, but in no event later than two hours after such demand for payment, give oral notification, confirmed by facsimile notice, to the Agent and the Borrower of such demand for payment and shall as promptly as possible, but in no event later than two hours prior to any payment in respect of such demand, give oral notification, confirmed by facsimile notice, to the Agent and the Borrower of the determination by the Fronting Bank as to whether such demand for payment was in accordance with the terms and conditions of such Outstanding Letter of Credit and whether the Fronting Bank has made or will make an LC Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank with respect to any such LC Disbursement, and the Agent shall promptly give each Participating Lender notice thereof.

           SECTION 3.06. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Participating Lenders holding participation in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit) therefor, deposit in an account with the Collateral Agent, for the benefit of the Participating Lenders, an amount in cash equal to the LC Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall
     (a) automatically be applied by the Agent to reimburse the Fronting Bank for LC Disbursements, (b) be held for the satisfaction of the reimbursement obligations of the Borrower for the then-outstanding
     LC Exposure and (c) if the maturity of the Loans has been accelerated (but subject to the consent of Participating Lenders holding participation in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit), such amount (to the extent not applied as aforesaid) shall be applied to satisfy the Obligations. Any cash collateral provided by the Borrower hereunder (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

           SECTION 3.07. Termination of LC Commitment. The Borrower may permanently terminate, or from time to time in part permanently reduce, the LC Commitment, in each case upon at least three Business Days' prior written or facsimile notice to the Agent and the Fronting Bank, provided that (a) after giving effect to such termination or reduction, the LC Commitment shall not be less than the LC Exposure at such time or greater than the aggregate Revolving Credit Commitments at such time and
     (b) no reduction of the LC Commitment shall have the effect of reducing the Revolving Credit Commitment of any Lender.

           SECTION 3.08. Fronting Bank Fees. (a) The Borrower shall pay to the Fronting Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Fronting Bank shall agree.

           (b) The Borrower shall pay to the Fronting Bank, for its own account, a fronting fee on the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) under all Outstanding Letters of Credit at the rate of 1/4 of 1% per annum, payable in arrears on the last day of January, April, July and October of each year, commencing July 31, 1994, and on the LC Maturity Date.

           SECTION 3.09. Resignation or Removal of Fronting Bank. (a) The Fronting Bank may, subject to the appointment of a successor Fronting Bank hereunder, resign at any time by giving at least 180 days' prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Agent and the Lenders. The Borrower shall use commercially reasonable efforts to appoint a successor Fronting Bank within 180 days after receipt from the Fronting Bank of a notice of resignation contemplated by the preceding sentence. Upon any such removal, the Borrower shall (within 180 days after such notice of removal) either appoint a Lender (with the consent of such Lender) as successor, or (subject to the proviso contained in Section 3.07) terminate the unutilized
     LC Commitment; provided, however, that, if the Borrower elects to terminate the unutilized LC Commitment, the Borrower may at any time thereafter that the Revolving Credit Commitments are in effect reinstate by notice to the Agent and the Lenders the LC Commitment in connection with the appointment of a successor Fronting Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d). The acceptance of any appointment as Fronting Bank hereunder by a successor issuing bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement,
     (i) such successor shall be a party hereto and have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the Fronting Bank shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require.

           (b) After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

           SECTION 3.10. Existing Letters of Credit. On the Closing Date, each letter of credit issued pursuant to the Existing Credit Agreement and then remaining outstanding shall be deemed to have been issued hereunder and to constitute a Letter of Credit for all purposes hereof and, in furtherance of the foregoing, the Fronting Bank hereby grants to each Participating Lender, and each Participating Lender hereby agrees to acquire from the Fronting Bank, a participation in each such letter of credit equal to such Participating Lender's Applicable Percentage of the face amount of such letter of credit, effective on the Closing Date. The Fronting Bank will give the Agent and the Agent shall give each Participating Lender the notice contemplated by the last sentence of
     Section 3.01(c) with respect to such letters of credit promptly following the Closing Date. By executing this Agreement, the Fronting Bank agrees that on the Closing Date the lenders under the Existing Credit Agreement that acquired participations in such letters of credit issued pursuant to the Existing Credit Agreement that are deemed to constitute Letters of Credit hereunder shall be released from all further obligations and liabilities with respect thereto, other than liabilities that accrued prior to the Closing Date.

     ARTICLE IV

     Representations and Warranties
           The Borrower represents and warrants to each of the Lenders, the Agent and the Fronting Bank that:

           SECTION 4.01. Organization; Powers. Each of the Borrower and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and in good standing in every jurisdiction where such qualification is required (after giving effect to the Acquisition), except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of Borrower, to borrow hereunder.

           SECTION 4.02. Authorization. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each of the Transaction Documents to which it is a party, the borrowings hereunder, the creation of the security interests contemplated by the Security Documents, the termination of the Existing Credit Agreement and all agreements related thereto and the repayment of all amounts outstanding thereunder and the other transactions contemplated by the Transaction Documents (including the Acquisition) (all the foregoing, collectively, the Transactions ) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
     (i) violate (A) any provision of law, statute, rule or regulation, or of the Certificate of Incorporation or other constitutive documents or By-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property (including the Mortgaged Properties) or assets is or may be bound,
     (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

           SECTION 4.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Transaction Document to which the Borrower or any Subsidiary Guarantor is a party when executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary Guarantor, as the case may be, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

           SECTION 4.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to be made or obtained by the Borrower or any Subsidiary in connection with the Transactions, except such as have been made or obtained and are in full force and effect and other than filings, recordings and approvals (i) to record deeds and leases with respect to real properties, (ii) to record and/or perfect the security interest created by the Security Documents and
     (iii) to record a leasehold memorandum, if currently unrecorded, in respect of any leasehold interest to which a Leasehold Mortgage relates.

           SECTION 4.05. Financial Statements. (a) The unaudited pro forma consolidated balance sheet of the Borrower and the Subsidiaries as of the Closing Date (including the notes thereto) (the Pro Forma Balance Sheet ), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Transactions (including the Acquisition and the Borrowings under this Agreement contemplated to be made on the Closing
     Date) and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum, is based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and the Subsidiaries as of the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at the Closing Date.

           (b) The Borrower has heretofore furnished to the Lenders consolidated financial statements of Foodservice Corp. as of and for the fiscal years ended February 1992 and February 1993 and as of and for the nine months ended November 27, 1993, audited by and accompanied by the opinion of KPMG Peat Marwick, independent public accountants. Such financial statements present fairly the financial condition and results of operations of Foodservice Corp. and its consolidated subsidiaries as of such dates and for such periods. Such financial statements and the notes thereto disclose all material liabilities required under GAAP to be disclosed, direct or contingent, of Foodservice Corp. and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

           (c) The Borrower has heretofore furnished to the Lenders consolidated financial statements of the Borrower as of and for the fiscal year ended January 1, 1994, audited by and accompanied by the opinion of Coopers & Lybrand, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries as of such date and for such period. Such financial statements and the notes thereto disclose all material liabilities required under GAAP to be disclosed, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

           SECTION 4.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition or contingent liabilities of the Borrower and the Subsidiaries, taken as a whole, since January 1, 1994.

           SECTION 4.07. Title to Properties; Possession Under Leases. (a) After giving effect to the consummation of the Acquisition on the Closing Date: each of the Borrower and the Subsidiaries will have good and marketable title to, or valid leasehold interests in, all its material properties and assets (including each Mortgaged Property); all such material properties and assets shall be free and clear of Liens, other than Liens expressly permitted by Section 7.02; and no material portion of any Mortgaged Property shall be subject to any lease, license, sublease or other agreement granting to any Person any right to use, occupy or enjoy the same, except as set forth on Schedule 4.07(a).

           (b) After giving effect to the consummation of the Acquisition on the Closing Date, (i) all material leases shall be in full force and effect and (ii) the Borrower and the Subsidiaries shall enjoy peaceful and undisturbed possession under all such material leases under which it is tenant.

           (c) Except as set forth on Schedule 4.07(c), neither the Borrower nor any Subsidiary has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any material properties or assets to be acquired in connection with the Acquisition, or any sale or disposition thereof in lieu of condemnation.

           (d) Neither the Borrower nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

           (e) Dixie Foods Company is not in default in any manner under any provision of (i) the mortgage dated July 1, 1993, by Dixie Foods Company to Worthen Trust Company, Inc. and (ii) the mortgage dated July 13, 1993, by Dixie Foods Company to The City of Forrest City, Arkansas.

           SECTION 4.08. Subsidiaries. Schedule 4.08 sets forth all the subsidiaries of the Borrower as of the Closing Date and the percentage ownership of the Borrower therein.

           SECTION 4.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 4.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property, assets or rights of any such Person (i) that involve any Transaction Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

           (b) None of the Borrower, any Subsidiary or any of their respective properties or assets, are in violation of, nor will the continued operation of their properties and assets violate any law, rule, regulation or statute (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property or in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

           (c) The issuance of the Letters of Credit will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any Governmental Authority.

           (d) Certificates of occupancy and permits (or other documents expressly provided for under applicable law in lieu thereof) are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

           SECTION 4.10. Federal Reserve Regulations. (a) None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

           (b) No part of the proceeds of any Letter of Credit or any Loan will be used by the Borrower or any Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulations G, U and X.

           SECTION 4.11. Investment Company Act; Public Utility Holding Company Act. None of the Borrower or any Subsidiary (a) is an
      investment company as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a holding company as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

           SECTION 4.12. Use of Proceeds. The Borrower will use the Letters of Credit and the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

           SECTION 4.13. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and material local tax returns required to have been filed by it or with respect to it and has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it or with respect to it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP. Each of the Borrower and the Subsidiaries has filed or made adequate provision in accordance with GAAP on its books for any taxes payable by it in connection with the Transactions (including, without limitation, any such taxes payable in respect of indemnities).

           SECTION 4.14. No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower or any of the Subsidiaries to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, does not contain and will not contain any material misstatement of fact and did not omit, does not omit and will not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date such projections and pro forma financial information were furnished by the Borrower. Such pro forma financial information was prepared in accordance with GAAP applied on a basis consistent with the financial statements referred to in Section 4.05(b).

           SECTION 4.15. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Except as set forth on Schedule 4.15, no Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan and calculated on an ongoing basis) did not, as of the last annual valuation date applicable thereto, exceed by more than $19,000,000 (or, in the event of an increase in the underfunding of such Plan solely as a result of a change after the date hereof in any discount rate applicable to such Plan, $23,000,000) the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $19,000,000 (or, in the event of an increase in the underfunding of such Plan solely as a result of a change after the date hereof in any discount rate applicable to such Plans, $23,000,000) the value of the assets of all such underfunded Plans. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its ERISA Affiliates, taken as a whole. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially adversely affect the financial condition of the Borrower and its ERISA Affiliates, taken as a whole.

           SECTION 4.16. Environmental and Safety Matters. (a) After giving effect to the Acquisition, each of the Borrower and the Subsidiaries is in compliance with all Environmental and Safety Laws, with the exceptions of instances that will not in the aggregate result in any Material Adverse Effect.

           (b) Except as set forth on Schedule 4.16(b), (i) none of the Borrower or any Subsidiary has received notice of any failure to comply with Environmental and Safety Laws except for any such failure to comply that has been remedied; (ii) after giving effect to the Acquisition, the Borrower's and the Subsidiaries' plants and facilities do not use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental and Safety Laws; (iii) after giving effect to the Acquisition, all material licenses, permits or registrations (or any extensions thereof) required under any Environmental and Safety Law for the business of the Borrower and the Subsidiaries as conducted or as contemplated by the Stock Purchase Agreement have been obtained and each of the Borrower and the Subsidiaries is in compliance therewith; and
     (iv) neither the Borrower nor any Subsidiary is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default will materially and adversely affect the ability of the Borrower or any Subsidiary, as applicable, to operate any real property owned or leased by it, and, to the best knowledge of the Borrower, no event has occurred and is continuing that, with the passage of time or the giving of notice or both, will constitute such noncompliance, breach or default thereunder.

           (c) Except as set forth on Schedule 4.16(c), (i) no Hazardous Substance has been Released at, on or under any property owned, leased or operated by the Borrower or any Subsidiary during the period of Borrower's or any Subsidiary's ownership, lease or operation of such property, or to the knowledge of the Borrower at any time previous to such ownership, lease or operation, under conditions that require remedial action under applicable Environmental and Safety Laws,
     (ii) neither the Borrower nor any of the Subsidiaries, to the best knowledge of the Borrower and the Subsidiaries, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar state or foreign list of sites requiring investigation or cleanup and
     (iii) the Borrower is not aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could reasonably be expected to result in any material liability on the part of the Borrower or any Subsidiary, individually or collectively.

           SECTION 4.17. Solvency. After giving effect to the Transactions to occur on the Closing Date, (a) the fair salable value of the assets of each of (i) the Borrower and the Subsidiaries on a consolidated basis and (ii) the Borrower will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and the Subsidiaries on a consolidated basis, and the Borrower, respectively, as they mature,
     (b) the assets of (i) the Borrower and the Subsidiaries on a consolidated basis and (ii) the Borrower will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, including satisfying the capital needs of the Borrower and the Subsidiaries on a consolidated basis, or the Borrower, respectively (taking into account, in each case, the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses), and (c) none of the Borrower or the Subsidiaries intends to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by them and the amounts to be payable on or in respect of their obligations).

           SECTION 4.18. Employment and Management Agreements. Except as disclosed on Schedule 4.18, as of the Closing Date there are no
     (a) employment agreements covering management employees of the Borrower or any Subsidiary or other material agreements relating to the compensation of management employees (including the issuance of securities of the Borrower or any Subsidiary to management employees),
     (b) agreements for management or consulting services to which the Borrower or any Subsidiary is a party or by which any of them is bound or (c) collective bargaining agreements or other labor agreements covering any of the employees of the Borrower or any Subsidiary.

           SECTION 4.19. Capitalization. (a) As of the Closing Date, the authorized capital stock of the Borrower consists of 20,000,000 shares of common stock and 4,000,000 shares of preferred stock.

           (b) As of the Closing Date and after giving effect to the Transactions, the authorized capital stock of Foodservice Corp. consists of 1,000 shares of common stock, all of which will be issued and outstanding. All outstanding shares of capital stock of Foodservice Corp. are fully paid and nonassessable. As of the Closing Date and after giving effect to the Transactions, the Borrower will own and control, directly, of record and beneficially, 100% of each class of outstanding capital stock of Foodservice Corp. free and clear of all adverse claims or Liens (other than any Lien under the Security Documents).

           (c) Except as set forth on Schedule 4.19(c), as of the Closing Date there are, and thereafter there will be, no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plan or similar plan) of any nature relating to any capital stock of any Subsidiary.

           SECTION 4.20. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and proceeds thereof and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiary Guarantors in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

           (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.20, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiary Guarantors in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

           (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of Borrower's and the Subsidiary Guarantors' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and, when the Mortgages are filed in the offices specified on Schedule 1.01(b), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Borrower and the Subsidiary Guarantors in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 7.02.


                       (d) The Trademark Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Trademark Security Agreement) and the proceeds thereof, and upon the filing of assignment statements with the United States Patent and Trademark Office, together with financing statements in appropriate form filed in the offices specified on
     Schedule 4.20, the Trademark Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right title and interest of the Borrower and the Subsidiary Guarantors in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

           (e) The Collateral Assignment is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable assignment of, transfer of all right, title and interest of the Borrower and the Subsidiary Guarantors in, and security interest in, the Assigned Contracts (as defined in the Collateral Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on
     Schedule 4.20, the Collateral Assignment shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiary Guarantors in such Assigned Contracts and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

           SECTION 4.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the Borrower's knowledge, threatened. The hours worked by and payment made to employees of the Borrower and each Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound on the Closing Date.

           SECTION 4.22. Location of Real Property and Leased Premises. (a)
     Schedule 4.22(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower or the applicable Subsidiary own in fee all the real property set forth on Schedule 4.22(a).

           (b) Schedule 4.22(b) lists completely and correctly as of the Closing Date all real property leased or subleased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower or the applicable Subsidiary has a valid lease or sublease in all the real property set forth on Schedule 4.22(b).

           SECTION 4.23. Insurance. Each of the Borrower and the Subsidiaries maintains with financially sound insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, all-risk casualty, public liability, product liability and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or similar business.

           SECTION 4.24. Delivery of Documents. (a) The Borrower has previously made available to the Agent true, correct and complete copies of all real property leases or subleases, easement agreements, option agreements and other agreements, instruments and documents (whether or not recorded) that encumber or otherwise affect the real property listed on Schedules 4.22(a) and 4.22(b).

           (b) On or prior to the Closing Date, each Lender has received complete certified copies (as certified to by the Secretary of the Borrower) of the Stock Purchase Agreement, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended, supplemented or otherwise modified in any respect, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders.

           (c) The Stock Purchase Agreement has been duly executed and delivered by each party thereto and each of the material terms and provisions thereof is in full force and effect. Except as set forth on
     Schedule 4.24(c), to the Borrower's knowledge, each of the representations and warranties of the Borrower, as successor in interest to the Seller, set forth in the Stock Purchase Agreement is true and correct on and as of the date hereof. To the Borrower's knowledge, each of the representations and warranties relating to Foodservice Corp. set forth in the Stock Purchase Agreement is true and correct on and as of the date hereof.

           SECTION 4.25. Fees and Expenses. The aggregate amount of fees and expenses incurred in connection with the Transactions by the Borrower and the Subsidiaries has not and will not exceed $7,000,000.

           SECTION 4.26. Designated Senior Indebtedness. The Obligations and the guarantees thereof pursuant to the Guarantee Agreement constitute "Designated Senior Indebtedness" under the Subordinated Note Indenture.

                                     ARTICLE V

              Conditions of Lending and Issuance of Letters of Credit

           The obligations of the Lenders to make Loans hereunder and the obligation of the Fronting Bank to issue any Letter of Credit (each, a
      Credit Event ) hereunder are subject to the satisfaction of the following conditions:

           SECTION 5.01. All Credit Events. On the date of each Credit Event, other than any Revolving Loan made pursuant to Section 2.02(f):

                 (a) The Agent and, where applicable, the Fronting Bank shall have received a notice of such Credit Event as required by
           Section 2.03 and Section 3.01(c), respectively.

                 (b) The representations and warranties set forth in
           Article IV hereof shall be true and correct in all respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                 (c) The Borrower and each Subsidiary Guarantor shall be in compliance with all terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

                 (d) In the case of each Revolving Credit Borrowing or issuance of a Letter of Credit, (i) the Agent shall have received a Borrowing Base Certificate in accordance with Section 6.04(e) and (ii) at such time, the Revolving Credit Utilization (after giving effect to such Credit Event) shall not exceed the then-current Borrowing Base.

                 (e) In the case of a Borrowing all or part of the proceeds of which are to be used to finance all or part of the purchase price to be paid in connection with any Permitted Acquisition, the principal amount of such Borrowing so applied shall not exceed the lesser of (i) the purchase price paid in connection with such Permitted Acquisition, together with the costs and reasonable expenses related to such Permitted Acquisition, and (ii) the difference between (A) $15,000,000 and (B) the amount of all Borrowings used to finance all or part of the purchase price to be paid and such related costs and expenses in connection with Permitted Acquisitions since the Closing Date.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 5.01. Neither (a) continuations and conversions of Term Borrowings pursuant to
     Section 2.10 nor (b) Revolving Credit Borrowings pursuant to Section 2.02(e) in which Revolving Loans are refinanced without any increase in the aggregate principal amount of Revolving Loans outstanding shall be deemed to be Borrowings for purposes of this Section 5.01.

           SECTION 5.02. First Borrowing. On the Closing Date:

                 (a) The Agent shall have received a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom, counsel for the Borrower and the Subsidiary Guarantors, to the effect set forth in Exhibit L-1, (ii) Frank W. Bonvino, General Counsel of the Seller, to the effect set forth in Exhibit L-2, (iii) Foley & Lardner, special Wisconsin counsel to the Borrower and the Subsidiary Guarantors, to the effect set forth in Exhibit L-3,
           (iv) Shook, Hardy & Bacon P.C., Missouri counsel to the Borrower and the Subsidiary Guarantors, to the effect set forth in Exhibit L-4, (v) Popham, Haik, Schnobrich & Kaufman, special Minnesota counsel to the Borrower and the Subsidiary Guarantors, to the effect set forth in Exhibit L-5 and (vi) each local counsel listed on Schedule 5.02(a) to the effect set forth in Exhibit L-6, in each case (A) dated the Closing Date,
           (B) addressed to the Agent, the Fronting Bank, the Lenders and the Collateral Agent and (C) covering such other matters incidental to the Loan Documents and the Transactions as the Agent shall request. The Borrower hereby instructs each such counsel to deliver its opinion to the Agent.

                 (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Agent.

                 (c) The Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each of the Borrower and each Subsidiary Guarantor, certified as of a recent date by the Secretary of State of the state of its incorporation, and a certificate as to the good standing of each of the Borrower and each Subsidiary Guarantor as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and each Subsidiary Guarantor dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower or such Subsidiary Guarantor, as the case may be, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of the Transaction Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower or such Subsidiary Guarantor, as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of the Borrower or such Subsidiary Guarantor, as the case may be; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

                 (d) The Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01.

                 (e) The Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date.

                 (f) (i) The Existing Credit Agreement and all commitments thereunder to lend shall have been terminated, all amounts outstanding thereunder shall have been paid in full and all Liens on the property or assets of the Borrower or any Subsidiary securing any obligations thereunder or under any related agreement shall have been released and (ii) the Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

                 (g) The Guarantee Agreement shall have been duly executed by the Subsidiary Guarantors and the Collateral Agent, and shall be in full force and effect. The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the Borrower, the Subsidiary Guarantors and the Collateral Agent and shall be in full force and effect.

                 (h) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all capital stock and debt securities to be pledged thereunder shall have been duly and validly pledged to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares and securities, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

                 (i) Each of the Security Agreement, the Trademark Security Agreement and the Collateral Assignment required to be executed by the Collateral Agent shall have been duly executed by the Borrower and all other parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in or lien on the Collateral (subject to any Lien expressly permitted by Section 7.02) described in each of such agreements shall have been delivered to the Collateral Agent.

                 (j) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrower and the Subsidiary Guarantors in the States (or other jurisdictions) in which are located the chief executive offices of such Persons, any offices of such Persons in which records have been kept relating to Receivables and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7.02 or have been released.

                 (k) The Collateral Agent shall have received a Perfection Certificate with respect to each of the Borrower and each Subsidiary Guarantor dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

                 (l) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties (including each Mortgage) shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 7.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 1.01(b) (or a lender's title insurance policy, in form and substance acceptable to Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien expressly permitted by Section 7.02) shall have been received by Agent) and, in connection therewith, the Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Agent, the Fronting Bank and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 7.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Agent, the Fronting Bank or the Lenders.

                 (m) The Borrower and the Subsidiaries shall have obtained insurance on their respective properties and assets in compliance with Section 6.02 and the applicable provisions of the Security Documents.

                 (n) All policies of insurance maintained by the Borrower and the Subsidiaries pursuant to Section 6.02 shall have been endorsed or otherwise amended to include a standard or New York lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Subsidiaries under such policies directly to the Collateral Agent if the insurance carrier shall have received written notice from the Agent or the Collateral Agent that an Event of Default has occurred.

                 (o) After giving effect to the Transactions, the amount available to be borrowed under the Revolving Facility shall not be less than $25,000,000.

                 (p) The Acquisition shall have been consummated or shall be consummated simultaneously with the closing of the Facilities in accordance with applicable law and the Stock Purchase Agreement (as in effect on March 17, 1994) and on terms satisfactory to the Lenders.

                 (q) After giving effect to the Acquisition and the other Transactions, the Borrower and the Subsidiaries shall have no liabilities other than (i) the Loans under the Facilities,
           (ii) the Subordinated Notes and (iii) other liabilities satisfactory to the Lenders and Indebtedness permitted under
           Section 7.01.

                 (r) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower and the Subsidiaries as of the Closing Date, after giving effect to the Acquisition and the other Transactions, and the Lenders shall be satisfied with such balance sheet.

                 (s) The Lenders shall have received audited consolidated financial statements of Foodservice Corp. for the fiscal years ended February 1992 and February 1993 and for the nine months ended November 27, 1993, which financial statements shall have been prepared in accordance with GAAP and shall be in form and substance satisfactory to the Lenders and be accompanied by a report thereon prepared by KPMG Peat Marwick.

                 (t) The Lenders shall have received unaudited consolidated financial statements of (i) the Borrower for the three-month period ending April 2, 1994, and (ii) Foodservice Corp. for the periods beginning (A) November 28, 1993, and ending on February 26, 1994, and (B) February 27, 1994, and ending on
           April 30, 1994, which financial statements shall have been prepared in accordance with GAAP applied on a basis consistent with the financial statements referred to in paragraph (t) above, subject to normal year-end audit adjustments and to the absence of footnotes required thereby.

                 (u) The Lenders shall be satisfied with the results of an examination of the accounts receivable and inventory of the Borrower and the Subsidiary Guarantors.

                 (v) The Borrower and the Subsidiaries shall have established cash management procedures, including concentration accounts, satisfactory to the Lenders.

                 (w) The Lenders shall be satisfied with all arrangements to be in place following the Closing Date between the Borrower (and/or Foodservice Corp.) and the Seller, including arrangements relating to trademark licensing, agreements not to compete and agreements to provide transitional services. Unless otherwise agreed to by the Lenders, all such arrangements shall be on an arm's-length basis.

                 (x) The Lenders shall be satisfied with all legal, tax and accounting matters relating to the Acquisition, the financing therefor and all other transactions contemplated hereby.

                 (y) All requisite Governmental Authorities and third parties shall have approved or consented (excluding any consent relating to the Borrower's facility located at Cherokee, Iowa) to the Acquisition and the other Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or would have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby.

                 (z) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened (including any proposed statute, rule or regulation), that, in the judgment of the Lenders, involve a reasonable possibility of a Material Adverse Effect or a material adverse effect on the Acquisition.

                 (aa) There shall not have occurred, since November 27, 1993, any change that in the judgment of the Lenders could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the Acquisition.

                 (bb) The Mortgaged Properties shall each be in substantial compliance with all applicable material laws, rules, regulations, statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) and all restrictions of record and all material agreements affecting the Mortgaged Property and all decrees or orders of any Governmental Authority with jurisdiction with respect thereto.

                 (cc) Each Lender shall have received the certified documents required to be delivered to it pursuant to Section 4.24(b).

                 (dd) The Agent shall have received for each of the Mortgaged Properties the following:

                       (i) (A) a copy of the original permanent or temporary
                 certificate of occupancy, if any, issued upon completion of each Mortgaged Property (or any amendment issued upon completion of any alteration) by the appropriate Governmental Authority or appropriate evidence that the use and occupancy of each Mortgaged Property is authorized or
                 (B) a letter from an appropriate Governmental Authority stating that at the time of construction certificates of occupancy were not required for each such Mortgaged Property for which a certificate as described above has not been delivered and, if reasonably requested by the Agent or Collateral Agent, suitable evidence of the date of construction of each improvement on such Mortgaged Property;

                       (ii) a copy of all material applications, licenses,
                 permits and authorizations which are necessary for the construction and operation of the Mortgaged Property; and

                       (iii) one of the following:  (A) a written
                 confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that each Mortgaged Property complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Mortgaged Property, (B) an opinion from local counsel acceptable to the Agent to the same effect as covered by clause (A) above, or (C) a zoning endorsement satisfactory to the Agent in connection with the Collateral Agent's mortgagee title insurance policy of such Mortgaged Property.

                 (ee) None of the Borrower or any Subsidiary shall be in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                                    ARTICLE VI

                               Affirmative Covenants

           The Borrower covenants and agrees with each Lender, the Agent and the Fronting Bank that, so long as the principal of or interest on any Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause each of the Subsidiaries to:

           SECTION 6.01. Existence; Businesses and Properties. (a) Except as expressly permitted by Section 7.05, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

           (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated (or, in the case of any business acquired in a Permitted Acquisition, in substantially the manner in which it is conducted and operated as of the date on which such Permitted Acquisition is consummated); comply in all material respects with all material applicable laws, rules, regulations and statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

           (c) Maintain all financial records in accordance with GAAP.

           SECTION 6.02. Insurance. (a) Keep its properties (including Improvements and Personal Property (each as defined in the Mortgages)) insured at all times by financially sound and reputable insurers against loss by fire, casualty and such other hazards as may be afforded by an all risk policy or a fire policy covering special causes of loss, including building ordinance law endorsements; cause all such policies to be endorsed or otherwise amended to include a standard or New
     York lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the applicable Subsidiary under such policies directly to the Collateral Agent if the insurance carrier shall have received written notice from the Agent or the Collateral Agent that an Event of Default has occurred); cause all such policies to provide that neither the Borrower, the Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a Replacement Cost
     Endorsement , without any deduction for depreciation, and such other provisions as the Agent or the Collateral Agent may reasonably require from time to time to protect its interest; deliver original or certified copies of all such policies to the Collateral Agent at its request; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by insurer to the Agent and the Collateral Agent or (ii) for any other reason upon not less than 30 days' prior written notice thereof by insurer to the Agent and the Collateral Agent; deliver to the Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent and the Collateral Agent) together with evidence satisfactory to the Agent and the Collateral Agent of payment of the premium therefor; and cause each all risk policy to be endorsed to provide for a waiver by the related insurer of all its rights to recovery against the Borrower or any Subsidiary for damage covered by such policy.

           (b) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a flood hazard area in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, obtain flood insurance in such total amount as the Collateral Agent or the Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time or (ii) a Zone 1 area, obtain earthquake insurance in such total amount as the Agent, the Collateral Agent or the Required Lenders may from time to time require.

           (c) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the broad form CGL endorsement and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $5,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

           (d) Notify the Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.02 is taken out by the Borrower or any Subsidiary; and promptly deliver to the Agent and the Collateral Agent a duplicate original copy of such policy or policies.

           (e) In connection with the covenants set forth in this
     Section 6.02, it is understood and agreed that:

                 (i) neither the Agent, the Lenders, the Fronting Bank, nor their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Borrower and the Subsidiaries shall look solely to its insurance company or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance company shall have no rights of subrogation against the Agent, the Collateral Agent, the Lenders, the Fronting Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as requested above, then the Borrower hereby agrees, to the extent permitted by law, to waive (or cause the applicable Subsidiary to waive) its right of recovery, if any, against the Agent, the Collateral Agent, the Lenders, the Fronting Bank and their agents and employees; and


                 (ii) the designation of any form, type or amount of insurance coverage by the Agent or the Collateral Agent under this
           Section 6.02, shall in no event be deemed a representation, warranty or advice by the Agent or the Collateral Agent or any Lender that such insurance is adequate for the purposes of the Borrower's or any Subsidiary's business or the protection of the Borrower's or any Subsidiary's properties.

           SECTION 6.03. Obligations and Taxes. Pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

           SECTION 6.04. Financial Statements, Reports, etc. Furnish to the Agent and each Lender:

                 (a) as soon as available, and in no event later than 90 days after the end of each fiscal year (or 105 days if the Securities and Exchange Commission has granted an extension to the Borrower of the time to file its financial statements for such fiscal period), the consolidated and consolidating balance sheets and related statements of income and cash flow, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of their operations during such year, audited by Coopers & Lybrand or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                 (b) as soon as available, and in no event later than 45 days (or 50 days if the Securities and Exchange Commission has granted an extension to the Borrower of the time to file its financial statements for such fiscal period) after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                 (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or a Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 7.14, 7.15 and 7.16;

                 (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Borrower or any of the Subsidiaries with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to any of their shareholders or holders of their debt securities, as the case may be;

                 (e) promptly after the end of each fiscal month (but in no event later than the sixth Business Day of the following month) a Borrowing Base Certificate as of the last day of the fiscal month most recently ended (it being understood that nothing in this paragraph (e) shall limit the ability of the Borrower to deliver a Borrowing Base Certificate more frequently than once each fiscal month):

                 (f) promptly following the preparation thereof, copies of each management letter prepared by the Borrower's auditors (together with any response thereto prepared by the Borrower);

                 (g) not later than 30 days (or 60 days in the case of the fiscal year ending December 30, 1995) after the commencement of each fiscal year, forecasted financial projections through the end of such fiscal year, in substantially the same form and format as set forth in Section 9 of the Confidential Information Memorandum (including a specification of the underlying assumptions), all certified by a Financial Officer of the Borrower to be a good faith estimate of the forecasted financial projections for such fiscal year;

                 (h) at least ten Business Days prior to any Permitted Acquisition, financial projections covering the period from the date of such Permitted Acquisition through the Maturity Date giving effect to such Permitted Acquisition and demonstrating compliance by the Borrower on a pro forma basis with the covenants set forth in Article VII from and after the date of, and after giving effect to, such Permitted Acquisition through the Maturity Date;

                 (i) upon the earlier of (i) 105 days after the end of each fiscal year of the Borrower and (ii) the date on which the financial statements with respect to such period are delivered pursuant to paragraph (a) above, a certificate of a Financial Officer of the Borrower setting forth, in detail reasonably satisfactory to the Agent, the amount of Excess Cash Flow, if any, for such period;

                 (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the Subsidiaries, or compliance with the terms of any Loan Document, as the Agent, the Fronting Bank or any Lender may reasonably request;

                 (k) promptly, a copy of any notice of a default received by the Borrower or any Subsidiary Guarantor under any other Loan Document;

                 (l) promptly, notice of any material change in or addition to the types of Inventory maintained on the date hereof.

           SECTION 6.05. Litigation and Other Notices. Furnish to the Agent, the Fronting Bank, the Collateral Agent and each Lender prompt written notice of the occurrence of the following:

                 (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                 (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                 (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

           SECTION 6.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Agent, the Fronting Bank and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $19,000,000 (or, in the event of an increase in the underfunding of any Plan solely as a result of a change after the date hereof in any discount rate applicable to such Plan, $23,000,000), a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken by the Borrower with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any such Plan, (iii) promptly, and in any event within 20 days after the due date for filing with the PBGC pursuant to
     Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning
     (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

           SECTION 6.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit, upon reasonable notice and during business hours, any representatives designated by the Agent, the Fronting Bank, the Collateral Agent or any Lender to visit and inspect the financial records and the properties of the Borrower and any Subsidiary as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent, the Fronting Bank, the Collateral Agent or any Lender to discuss the affairs, finances and condition of the Borrower and any Subsidiary or any properties of Borrower and any Subsidiary with the officers thereof and independent accountants therefor (it being understood that the Borrower may participate in any such discussion); and permit the Agent, at the Borrower's expense, to audit the computations in any Borrowing Base Certificate and to audit the existence and condition of accounts receivable and inventory included in the Borrowing Base.

           SECTION 6.08. Use of Proceeds. Use the Letters of Credit and the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

           SECTION 6.09. Fiscal Year. Cause its fiscal year to end on the Saturday closest to January 1 of each year.

           SECTION 6.10. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, the Borrower will, and will cause the Subsidiaries to, at the Borrower's or such Subsidiary's cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Subsidiaries (including (i) any real property and improvements thereon acquired after the Closing Date the fair market value of which equals or exceeds $3,000,000 on the date of acquisition thereof, (ii) any leasehold interest in property acquired after the Closing Date upon which the Borrower or any Subsidiary intends, as of the date of such acquisition, to conduct material operations and (iii) any other material properties (other than any properties the acquisition of which was financed with Indebtedness under Section 7.01(d) or 7.01(e)) acquired after the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Required Lenders, and each of the Borrower and the Subsidiaries shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this
     Section 6.10. Each of the Borrower and the Subsidiaries agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

           (b)(i) Without limiting the generality of paragraph (a) above, promptly cause each subsidiary created or acquired by it from time to time in accordance with the terms of this Agreement to undertake the obligation of and to become (A) a Subsidiary Guarantor under the Guarantee Agreement pursuant to one or more instruments or agreements substantially in the form of Annex 1 to the Guarantee Agreement, (B) a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement pursuant to one or more instruments or agreements substantially in the form of Annex 1 to the Indemnity, Subrogation and Contribution Agreement, (C) a Pledgor under the Pledge Agreement pursuant to one or more instruments or agreements substantially in the form of Annex 1 to the Pledge Agreement, (D) to the extent such subsidiary owns or leases any real property, a Mortgagor under a Mortgage or Leasehold Mortgage, as applicable, (E) a Grantor under the Security Agreement pursuant to one or more instruments or agreements substantially in the form of Annex 3 to the Security Agreement, (F) a Grantor under the Trademark Security Agreement pursuant to one or more instruments or agreements substantially in the form of Annex 1 to the Trademark Security Agreement and (G) a Grantor under the Collateral Assignment pursuant to one or more instruments or agreements substantially in the form of Annex 1 to the Collateral Assignment and
     (ii) pledge the shares of capital stock of each such subsidiary to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreement.

           (c) Without limiting the generality of paragraphs (a) and (b) above, cause each Subsidiary that shall deliver a guarantee pursuant to
     Section 4.17 of the Subordinated Note Indenture to become (to the extent not already a party thereto) a Subsidiary Guarantor under the Guarantee Agreement pursuant to one or more instruments or agreements substantially in the form of Annex 1 to the Guarantee Agreement.

           SECTION 6.11. Environmental and Safety Laws. (a) Comply with, and ensure compliance by all tenants and subtenants with, all Environmental and Safety Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental and Safety Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

           (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental and Safety Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental and Safety Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings and the failure to so conduct, complete or comply would not have a Material Adverse Effect.

           (c) Promptly notify the Agent of any of the following that is reasonably likely to have a Material Adverse Effect:

                 (i) any Environmental Claim that the Borrower or any Subsidiary receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Substance contained on any property owned, leased or operated by the Borrower or any Subsidiary;

                 (ii) any notice of any alleged violation of any Environmental and Safety Law; and

                 (iii) any commencement or threatened commencement of any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of Environmental and Safety Law.

           (d) Without limiting the generality of Section 10.05(b), indemnify the Agent, the Fronting Bank, the Collateral Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each such Person being called an Indemnitee ) against, and to hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental and Safety Laws applicable to the operations of the Borrower or any Subsidiary on the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, reasonable investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Indemnitee seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the other Loan Documents.

           SECTION 6.12 Collection Account Arrangements. (a) In the case of the Borrower and each Subsidiary Guarantor, establish as of the Closing Date and thereafter maintain at all times all its collection or deposit accounts with the Collateral Agent or one or more Lenders.

           (b) Cause all payments and remittances in respect of Receivables and Inventory that are collected by or on behalf of the Borrower or any Subsidiary Guarantor to be promptly deposited on a daily basis in the collection or deposit accounts referred to in paragraph (a) above.

                                    ARTICLE VII

                                Negative Covenants

           The Borrower covenants and agrees with each Lender, the Agent and the Fronting Bank that, so long as the principal of or interest on any Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not and will not permit any of the Subsidiaries to, directly or indirectly:

           SECTION 7.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness for borrowed money existing on the date hereof (other than the Subordinated Notes) and set forth on
           Schedule 7.01 (and any extensions, renewals or replacements of such Indebtedness to the extent that the aggregate principal amount of such Indebtedness is not at any time increased);

                 (b) in the case of the Borrower, the Loans;

                 (c) in the case of the Subsidiary Guarantors, their respective guarantees of the Obligations pursuant to the Guarantee Agreement;

                 (d) Indebtedness consisting of purchase money Indebtedness incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures permitted under Section 7.14; provided, however, that (i) for purposes of Section 7.14, the aggregate principal amount of any such Indebtedness shall be deemed to be a Capital Expenditure at the time incurred or assumed, (ii) the sum of (A) the aggregate principal amount of Indebtedness permitted pursuant to this Section 7.01(d), (B) any Capital Lease Obligations permitted pursuant to Sections 7.01(e) and 7.11(b) and (C) the aggregate principal amount of Indebtedness permitted pursuant to Section 7.01(k) shall not exceed $15,000,000 at any time outstanding and (iii) such Indebtedness is incurred within 120 days after the making of the Capital Expenditures financed thereby;

                 (e) Indebtedness in respect of Capital Lease Obligations permitted under Section 7.11(b);

                 (f) in the case of the Borrower, the Subordinated Notes and any Indebtedness ( Subordinated Note Refinancing Debt ) the proceeds of which are used to refinance all or any portion of the Subordinated Notes, provided that (i) the maximum principal amount of such Subordinated Note Refinancing Debt shall not exceed the sum of (x) the then-outstanding principal amount of the Subordinated Notes so refinanced, (y) the amount of accrued and unpaid interest thereon and (z) the amount of any premium payable in connection with such refinancing, (ii) the weighted average life to maturity of the Subordinated Note Refinancing Debt shall be greater than or equal to the weighted average life to maturity of the Subordinated Notes and the first scheduled principal payment in respect of such Subordinated Note Refinancing Debt shall be no earlier than the first scheduled principal payment in respect of the Subordinated Notes, (iii) the stated maturity of such Subordinated Note Refinancing Debt shall be no earlier than the stated maturity of the Subordinated Notes, (iv) no material terms applicable to such Subordinated Note Refinancing Debt (including the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms that are applicable to the holders of the Subordinated Notes, (v) such Subordinated Note Refinancing Debt shall be Indebtedness of the Borrower, (vi) such Subordinated Note Refinancing Debt shall be unsecured and shall not be guaranteed by any Subsidiary in any respect, (vii) after giving effect to the incurrence of such Subordinated Note Refinancing Debt as if it had been incurred on first day of the Borrower's most recently completed period of four consecutive fiscal quarters, the Borrower would have been in compliance with the covenant set forth in Section 7.15 as of the last day of such four-fiscal-quarter period and the covenant set forth in Section 7.16 for such four-fiscal-quarter period and
           (viii) such Subsidiary Note Refinancing Debt may not be incurred if, at the time of such incurrence, a Default or Event of Default has occurred and is continuing or would result therefrom;


                 (g) open-account advances among the Borrower and any Subsidiary Guarantor the capital stock of which is pledged under the Pledge Agreement, or among any Subsidiary that is not a Subsidiary Guarantor and any other Subsidiary that is not a Subsidiary Guarantor, which advances shall be made in the ordinary course of business and consistent with past practice;

                 (h) Indebtedness incurred or assumed in connection with any Permitted Acquisition, provided that such Indebtedness is permitted to be so incurred or assumed under Section 7.05(d);

                 (i) In the case of any Subsidiary, any guarantee delivered or incurred pursuant to Section 4.17 of the Subordinated Note Indenture;

                 (j) In the case of the Borrower, unsecured senior or subordinated Indebtedness having terms and conditions (including terms and conditions relating to interest rate, principal amount, maturity, fees, covenants, defaults, remedies and, if applicable, subordination) satisfactory in all respects to the Required Lenders if, after giving effect to the incurrence of such Indebtedness as if it had been incurred on the first day of the most recently completed period of four consecutive fiscal quarters, the Borrower and the Subsidiaries would be in compliance with Section 7.16 with respect to such period of four consecutive fiscal quarters (any Indebtedness satisfying each of the criteria set forth in this clause (j) is referred to herein as Specified Permitted Debt );

                 (k) other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $15,000,000 less the sum of (i) the aggregate principal amount of Indebtedness permitted pursuant to Section 7.01(d) and (ii) any Capital Lease Obligations permitted pursuant to Sections 7.01(e) and 7.11(b); and

                 (l) in the case of the Borrower, any Rate Protection Agreement entered into after consultation with the Agent.

           SECTION 7.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                 (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth on
           Schedule 7.02, provided that such Liens shall secure only those obligations that they secure on the date hereof;

                 (b) any Lien existing on any property or asset prior to the acquisition thereof (other than any property or assets acquired in connection with a Permitted Acquisition) by the Borrower or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not
           (A) materially interfere with the use, occupancy and operation of any property, (B) materially reduce the fair market value of such property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning (or leasing) such property;

                 (c) Liens for taxes, assessments or governmental charges not yet due and payable or which are being contested in compliance with Section 6.03;

                 (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with
           Section 6.03;

                 (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                 (f) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances that do not materially impair the current use or the value of the property subject thereto;

                 (h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) (other than any such real property, improvements or equipment acquired in connection with a Permitted Acquisition) by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 7.01(i), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                 (i) Liens in connection with Capital Lease Obligations incurred pursuant to Section 7.01(e);

                 (j) any Lien created under the Loan Documents; and

                 (k) extensions, renewals and replacements of Liens referred to in clauses (a), (b), (h) and (i) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien so extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement.

              SECTION 7.03. Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

              SECTION 7.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

                   (a) (i) investments by the Borrower and the Subsidiaries
             existing on the date hereof in the capital stock of the Subsidiaries and (ii) investments after the date hereof by the Borrower and the Subsidiaries in the capital stock of any Subsidiary Guarantor the capital stock of which is pledged under the Pledge Agreement;

                   (b) Permitted Investments;

                   (c) pledges and deposits permitted under paragraph (f) of
             Section 7.02;

                   (d) investments by the Borrower or any Subsidiary Guarantor that is a wholly owned Subsidiary in capital stock in connection with any Permitted Acquisition, so long as the Borrower, such Subsidiary Guarantor and any subsidiary formed or acquired in connection with such Permitted Acquisition shall have complied with Section 6.10;

                   (e) loans or advances among the Borrower and the
             Subsidiaries to the extent permitted under Section 7.01(g);

                   (f) investments received in connection with the bankruptcy or reorganization of suppliers and customers in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                   (g) loans or advances to employees of the Borrower or any
             Subsidiary in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                   (h) investments in promissory notes issued by a purchaser as consideration for the purchase of assets or property from the Borrower or any Subsidiary, provided that (i) the principal amount of any such promissory note does not exceed 25% of the purchase price paid by such purchaser in connection with such purchase,
             (ii) such sale of assets or property is permitted under Section 7.05, (iii) the aggregate principal amount of all such notes held by the Borrower and its Subsidiaries shall not exceed $5,000,000 at any time and (iv) such notes shall have been pledged to the Collateral Agent under the Pledge Agreement for the ratable benefit of the Secured Parties;

                   (i) investments in Joint Ventures (or other similar
             investments outside the United States) in the Borrower's primary line of business or a related business, provided that the aggregate amount of such investments, determined on the basis of the original cost of such investments on the respective dates of such investments, shall not at any time exceed the sum of (i) $2,000,000 (excluding the cost of the Borrower's currently contemplated investment in Delicias, State of Chihuahua, Mexico) and (ii) the amount of cash received by the Borrower by way of dividend or distribution as a return on such investments (excluding amounts received in respect of the Borrower's aforementioned investment in Mexico); and

                   (j) investments in futures contracts in the ordinary course of business pursuant to an Inventory hedging program developed after consultation with the Agent.

             SECTION 7.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of any asset (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part (to the extent such assets constitute one or more distinct business units or operations) of the assets of any other Person; provided, however, that:

                   (a) the Borrower and any Subsidiary may sell Permitted
             Investments for cash;

                   (b) the Borrower and any Subsidiary may sell, transfer or
             otherwise dispose of used or surplus equipment, vehicles and other assets in the ordinary course of business (to the extent that the Borrower shall have complied with the provisions of
             Section 2.13(c));

                   (c) the Borrower and any Subsidiary may purchase and sell
             inventory in the ordinary course of business;

                   (d) the Borrower or any Subsidiary Guarantor that is a
             wholly owned Subsidiary may make acquisitions of assets or capital stock of any corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, so long as (i) such acquisition shall not have been preceded by an unsolicited tender offer for such capital stock by the Borrower or any of its Affiliates; (ii) such acquisition and all transactions related thereto shall be consummated in accordance with applicable laws, including Regulations of the Board; (iii) such acquisition shall constitute an acquisition of all or a portion of the assets of, or 100% of the common stock of, a corporation engaged primarily in the Borrower's primary line of business as of the Closing Date or a related business;
             (iv) simultaneously with the acquisition thereof, all capital stock acquired in connection with such acquisition shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Secured Parties; (v)(A) a valid and perfected first priority security interest or lien in favor of the Collateral Agent for the ratable benefit of the Secured Parties shall be created in all assets acquired in connection with such acquisition simultaneously with the acquisition thereof and (B) a valid and perfected first priority security interest or lien in favor of the Collateral Agent for the ratable benefit of the Secured Parties shall be created in all the assets of any Subsidiary the capital stock of which is acquired in connection with such acquisition, and any Subsidiary acquired or created in connection with such acquisition shall become a Grantor under the Security Agreement, the Trademark Security Agreement and the Collateral Assignment, a Pledgor under the Pledge Agreement and a Subsidiary Guarantor under the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement, in each case in accordance with
             Section 6.10, and the Borrower and any Subsidiary shall execute and/or deliver any documents, financing statements, agreements and instruments (including a Mortgage and, if requested by the Collateral Agent, an appraisal of any real property acquired in such acquisition) and take all action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Collateral Agent may request, in order to grant, preserve, protect and perfect any security interest or lien contemplated by this clause (v); (vi) no capital stock or assets acquired in connection with such acquisition shall be subject to any Lien (other than Liens created under the Security Documents and Liens permitted under
             Section 7.02); (vii) neither the Borrower nor any Subsidiary may assume or incur, directly or indirectly, any Indebtedness or other liability (including any contingent liability) in connection with such acquisition (other than (a) the Borrowings hereunder used to finance all or part of the purchase price of such acquisition and
             (b) other liabilities of the acquired business, provided that the aggregate amount of liabilities assumed or incurred by the Borrower and the Subsidiary Guarantors, collectively, under this clause (b) shall not exceed $5,000,000 outstanding at any time);
             (viii) the Borrower and its consolidated subsidiaries shall satisfy, on a pro forma basis as of the date on which such acquisition is consummated, after giving effect to such acquisition as if it had occurred on the first day of the most recently completed period of four consecutive fiscal quarters preceding the date on which such acquisition is consummated, the covenants set forth in Sections 7.15 and 7.16; and (ix) after giving effect to such acquisition, there shall not have occurred any Material Adverse Effect (any acquisition satisfying each of the criteria set forth in this sentence is referred to herein as a
              Permitted Acquisition ); and

                   (e)(i) any Subsidiary Guarantor may merge into or be
             liquidated into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary Guarantor may merge into or be liquidated into or consolidate with any other Subsidiary Guarantor, in either case in a transaction in which no person other than the Borrower or a Subsidiary Guarantor receives any consideration and (iii) any Subsidiary that is not a Subsidiary Guarantor may merge into or be liquidated into or consolidate with any other Subsidiary that is not a Subsidiary Guarantor.

             SECTION 7.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities (other than capital stock or the right to acquire capital stock) or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that any Subsidiary may declare and pay dividends or make other distributions to any other Subsidiary and to the Borrower (except that no Subsidiary Guarantor may declare or pay dividends or make other distributions to any Subsidiary that is not a Subsidiary Guarantor).

             SECTION 7.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower and its Subsidiaries), except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower and any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions no less favorable to the Borrower or such Subsidiary as the case may be, than could be obtained on an arm's-length basis from unrelated third parties.

             SECTION 7.08. Business of Borrower and the Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it or any other business related thereto and business activities reasonably incidental or related thereto.

             SECTION 7.09. Limitations on Debt Prepayments. (a) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Specified Permitted Debt, the Subordinated Notes or any guarantee delivered in accordance with Section 4.17 of the Subordinated Note Indenture; provided, however, that the Borrower may repurchase or redeem with cash Subordinated Notes in an amount not to exceed in any fiscal year the Borrower's Portion of Excess Cash Flow for the preceding fiscal year.

             (b) Permit any amendment or modification to the terms of any Specified Permitted Debt, the Subordinated Notes, the Subordinated Note Indenture or any guarantee delivered or incurred pursuant to
        Section 4.17 of the Subordinated Note Indenture if the effect of such amendment or modification is to impose additional or increased scheduled or mandatory repayment, retirement, repurchase or redemption obligations in respect of such Indebtedness or to require any scheduled or mandatory payment to be made in respect of such Indebtedness prior to the date that such payment would otherwise be due.

             (c) Take any action in violation of, or permit any amendment or modification that is adverse in any respect to the Lenders with respect to, any applicable subordination provisions of any Indebtedness.

             (d) Pay interest, principal or premium on, or the purchase price of, the Subordinated Notes to any holder thereof or trustee therefor prior to the date on which any such principal, premium, interest or purchase price is due.

             (e) Deliver any notice to the trustee under the Subordinated Note Indenture or the holders of the Subordinated Notes of its offer to purchase the Subordinated Notes under Section 4.13 of the Subordinated
        Note Indenture.

             SECTION 7.10. Amendment of Certain Documents and Subordinated Notes. Permit any termination of, or any amendment or modification that in the reasonable judgment of the Agent is adverse in any material respect to the Lenders to, (i) the Certificate of Incorporation of the Borrower or any Subsidiary, (ii) the By-laws of the Borrower or any Subsidiary, (iii) the Subordinated Notes and/or the Subordinated Note Indenture, (iv) the Stock Purchase Agreement and (v) any instrument or agreement governing any Specified Permitted Debt or pursuant to which any Specified Permitted Debt is issued, in each case without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, with respect to the Subordinated Notes and the Subordinated Note Indenture, it is understood that any increase in the interest, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein, shall require the consent of the Required Lenders.

             SECTION 7.11. Limitation on Leases. Create or suffer to exist any obligations for the payment of rents for any property under leases or agreements to lease, except:

                   (a) leases in existence on the date hereof and listed on
             Schedule 7.11(a) (and any extensions, renewals or replacements of such leases, provided that the annual lease payment under any such extension, renewal or replacement shall be no greater than the fair market rental value of the leased property, as of the date of such extension, renewal or replacement for the term of such extension, renewal or replacement);

                   (b) Capital Lease Obligations incurred to finance the
             acquisition of equipment and other property, provided that (i) the aggregate of (A) the aggregate annual rental payments in respect of all such Capital Lease Obligations, (B) any purchase money Indebtedness permitted pursuant to Section 7.01(d) and (c) any Indebtedness permitted pursuant to Section 7.01(k) shall not exceed $15,000,000 at any time outstanding, (ii) each Capital Lease Obligation (other than (i) any Capital Lease Obligation set forth on Schedule 7.11(a) and (ii) any Capital Lease Obligation the Indebtedness in respect of which is less than $100,000) at the time of its incurrence shall have an average life to maturity greater than the average life to maturity of the outstanding Term Loans, (iii) none of the related leases shall contain financial covenants and (iv) for purposes of Section 7.14, the amount of such aggregate annual rental payments shall be deemed to be Capital Expenditures in the year in which they are incurred; and

                   (c) other operating leases entered into after the Closing
             Date.

             SECTION 7.12. Credit Standards. Modify in any respect materially adverse to the interests of the Secured Parties the Credit and Collection Policy.

             SECTION 7.13. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the Subordinated Note Indenture, and (b) any purchase money mortgage or Capital Lease Obligation permitted by this Agreement (which prohibition or limitation shall, in the case of this clause (b), be effective only against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of the Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective property, assets or revenues, whether now owned or hereafter acquired.

             SECTION 7.14. Capital Expenditures. Make or permit Capital Expenditures during any fiscal year, commencing with the fiscal year ending December 31, 1994, to exceed the amount set forth opposite such fiscal year below:

                    Fiscal Year                           Amount

                       1994                           $19,000,000
                       1995                            16,000,000

                       1996                            16,000,000
                       1997                            16,000,000

                       1998                            16,000,000

                       1999                            16,000,000
                       2000                            16,000,000

        provided that (a) up to $5,000,000 of any such amount not so expended in the fiscal year for which it is permitted above may be carried over for expenditures into succeeding fiscal years and (b) the maximum amount of expenditures in any fiscal year shall in no event exceed $25,000,000.

             SECTION 7.15. Consolidated Net Worth. Permit at any time the sum of (a) Consolidated Net Worth and (b) to the extent deducted from Net Income for any fiscal quarter specified below, (i) noncash provisions for restructuring of the Borrower's and Foodservice Corp's operations after the Closing Date, (ii) cash provisions for restructuring of Foodservice Corp.'s operations after the Closing Date and (iii) cash provisions for restructuring of the Borrower's operations after the Closing Date in an aggregate amount under this clause (iii) not to exceed $5,000,000 since the Closing Date, (iv) the depreciation and amortization related to the write-up of plant, property and equipment and intangibles and noncash charges related to the write-up of Inventory, in each case resulting from purchase accounting treatment of the Acquisition and (v) any loss incurred in connection with the cancellation of the Borrower's obligations under the Swap Agreement, to be less than the sum of (a) $40,000,000 and (b) 50% of Net Income for each fiscal quarter (beginning with the fiscal quarter ending
        December 31, 1994) that shall have been completed during the period from the Closing Date through the date as of which compliance with this covenant is being determined .

             SECTION 7.16. Consolidated Interest Expense Coverage Ratio. Permit the Consolidated Interest Expense Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of or during any period indicated below to be less than the ratio set forth opposite such period:

        From and Including:      To and Including:            Ratio:

         March 31, 1994          December 31, 1994            2.10 to 1.00

         January 1, 1995         June 30, 1995                2.25 to 1.00
         July 1, 1995            January 4, 1997              2.50 to 1.00

         January 5, 1997         January 3, 1998              2.75 to 1.00

         January 4, 1998         January 2, 1999              3.25 to 1.00
         January 3, 1999         Maturity Date                3.50 to 1.00

                                     ARTICLE VIII

                                   Events of Default

             In case of the happening of any of the following events ( Events of Default ):

                   (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                   (b) default shall be made in the payment of any principal of any Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                   (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                   (d) default shall be made in the due observance or
             performance by the Borrower of any covenant, condition or agreement contained in Section 2.13(c), 2.13(d), 6.01(a), 6.05, 6.08, or 10.16 or in Article VII;

                   (e) default shall be made in the delivery of a Borrowing
             Base Certificate when due pursuant to Section 6.04(e) and such default shall continue unremedied for a period of five Business Days;

                   (f) default shall be made in the due observance or
             performance by the Borrower or any Subsidiary Guarantor of any covenant, condition or agreement contained in any Loan Document (other than those defaults specified in (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of the earlier of (i) 15 days after an executive officer of the Borrower or any Subsidiary Guarantor first becomes aware or should have become aware thereof and (ii) seven Business Days after notice thereof from the Agent or any Lender to the Borrower or the applicable Subsidiary Guarantor;

                   (g) the Borrower or any of the Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable or
             (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (after giving effect to any applicable grace period) to cause, such Indebtedness to become due prior to its stated maturity;

                   (h) an involuntary proceeding shall be commenced or an
             involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of the Borrower or any of the Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of the Subsidiaries; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

                   (i) the Borrower or any of the Subsidiaries shall
             (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner (but within 30 days in any event), any proceeding or the filing of any petition described in paragraph
             (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
             (v) make a general assignment for the benefit of creditors,
             (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                   (j) one or more judgments for the payment of money in an
             aggregate amount in excess of $5,000,000 (exclusive of any amount thereof covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                   (k)(i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC or to a Plan in an aggregate amount exceeding $19,000,000 (or, in the event of an increase in the underfunding of any Plan solely as a result of a change after the date hereof in any discount rate applicable to such Plan, $23,000,000) and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 6.06(b)(iii), the Agent shall have notified the Borrower in writing that (A) the Required Lenders have determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans;

                   (l) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $1,000,000 or requires payments exceeding $250,000 in any year or (B) is less than $1,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

                   (m) the Borrower or any ERISA Affiliate shall have been
             notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000;

                   (n) there shall have occurred a Change in Control;

                   (o) any material security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement;

                   (p) any Loan Document shall not be for any reason or shall be asserted by the Borrower or any Subsidiary not to be in full force and effect and enforceable in all material respects in accordance with its terms;

                   (q) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute, or shall be asserted by the Borrower or any Subsidiary not to constitute, senior indebtedness under the subordination provisions of the Subordinated Notes and of all other subordinated Indebtedness (including any guarantee delivered or incurred in accordance with Section 4.17 of the Subordinated Note Indenture) of the Borrower or any Subsidiary or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with their terms; or

                   (r) any material provision of the Guarantee Agreement or any other Loan Document shall cease to be in full force and effect and enforceable in accordance with its terms for any reason whatsoever or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guarantee Agreement or the Obligations hereunder shall cease to be entitled to the benefits of any Security Document or this Agreement for any reason whatsoever;

        then, and in every such event (other than an event with respect to the Borrower or any Subsidiary Guarantor described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Agent may and, at the request of the Required Lenders, shall, by notice to the Borrower, take any of or all the following actions, at the same or different times: (i) terminate forthwith the Commitments and the LC Commitment, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require cash collateral as contemplated by Section 3.06 and (iv) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to the Borrower or any Subsidiary Guarantor described in paragraph (h) or
        (i) above, the Commitments and the LC Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                       ARTICLE IX

                                       The Agent

             In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Agent (which term for purposes of this Article shall be deemed to refer to the Agent and the Collateral Agent) on behalf of the Fronting Bank and the Lenders. Each of the Lenders, and each subsequent holder of any Loan by its acceptance thereof and the Fronting Bank hereby irrevocably authorize the Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Loans and LC Disbursements and all other amounts due to the Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender and the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders and the Fronting Bank to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to promptly distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent (including notices of an occurrence of any Event of Default). Nothing in the preceding sentence shall be construed to relieve the Borrower of its obligation to furnish any notice, financial statement or other materials directly to the Lenders as required hereunder.

             Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Subsidiary Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders or the holders of the Loans or the Fronting Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Loan and the Fronting Bank. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any Subsidiary on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or to the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Borrower or any Subsidiary Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

             The Lenders and the Fronting Bank hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

             Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders, the Fronting Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Sections 6.11(d) and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

             With respect to the Loans made by it hereunder, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary or any Affiliate thereof as if the Agent were not the Agent.

             Each Lender and the Fronting Bank recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Agent to determine whether the transactions contemplated hereby should be classified as highly leveraged or assigned any similar or successor classification and that such determination may be binding upon the other Lenders and the Fronting Bank. Each Lender and the Fronting Bank understands that any such determination shall be made solely by the Agent based upon such factors (which may include, without limitation, the Agent's internal policies and prevailing market practices) as the Agent shall deem relevant and agrees that the Agent shall have no liability for the consequences of any such determination.

             Each Lender and the Fronting Bank agree (a) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders and the Fronting Bank by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and the Fronting Bank, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

             Each Lender and the Fronting Bank acknowledge that they have, independently and without reliance upon the Agent, any other Lender and the Fronting Bank and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Agreement. Each Lender and the Fronting Bank also acknowledge that they will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                        ARTICLE X

                                     Miscellaneous

             SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                   (a) If to the Borrower or any Subsidiary Guarantor, at
             2601 Northwest Expressway, Suite 1000 West, Oklahoma City, Oklahoma 73112, Attention of Bryant P. Bynum, Telecopy
             No. ((405)879-5458).

                   (b) If to the Agent or the Fronting Bank, at 10 South
             LaSalle, Suite 2300, Chicago, Illinois 60603, Attention of Steven J. Faliski (Telecopy No. (312) 807-4077); with a copy to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention: Janet Belden (Telecopy No. (212) 622-0002).

                   (c) If to a Lender, at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

        All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
        Section 10.01.

             SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or any Subsidiary Guarantor herein and/or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Fronting Bank, regardless of any investigation made by the Lenders and the Fronting Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments and the LC Commitment have not been terminated.

             SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and the Fronting Bank and when the Agent shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Fronting Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

             SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

             (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Loans held by it); provided, however, that (i) except in the case of (A) any assignment to a Lender or an Affiliate of such Lender or (B) any assignment to an assignee reasonably acceptable to the Borrower (it being understood that any Lender and any Affiliate of any Lender shall be deemed to be acceptable to the Borrower for purposes of this clause) if such assignment was required by any Governmental Authority having jurisdiction over the assigning Lender, each of the Borrower (the consent of which shall not be unreasonably withheld), the Agent and, if any such assignment includes all or a portion of any Lender's Revolving Credit Commitment, the Fronting Bank, must give its prior written consent to such assignment, (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 (or, if the amount of the assigning Lender's Commitment is less than $10,000,000, an amount equal to the amount of such Commitment), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which shall be paid by the Borrower in the case of any assignment pursuant to Section 2.21) and
        (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be (unless this clause is waived by the Agent) at least five Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20, 6.11(d) and 10.05, as well as to any Fees accrued for its account and not yet paid).

             (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and LC Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance;
        (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;
        (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
        (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

             (d) The Agent, acting for this purpose as agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and LC Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the Register ). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Fronting Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Fronting Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

             (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent of the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Fronting Bank.

             (f) Each Lender may without the consent of the Borrower, the Agent or the Fronting Bank sell participation to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and the Loans held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
        (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders, provided that the Borrower shall not be required to reimburse the participating lenders or other entities pursuant to Section 2.14, 2.16 or 2.20 in an amount which exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrower, the Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Fees payable hereunder with respect to Loans in which the participating bank or other entity has purchased a participation,
        (B) any change in the amount of principal of, or decrease in the rate at which interest is payable, on the Loans in which the participating bank or other entity has purchased a participation, (C) any extension of the dates fixed for scheduled payments of principal of or interest on the Loans in which the participating bank or other entity has purchased a participation or (D) any release of all or substantially all the Collateral).

             (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

             (h) In the event that Standard & Poor's Corporation, Moody's Investors Service, Inc., and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph
        (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that
        (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Fronting Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

             (i) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, promptly execute and deliver to the assigning Lender a note, in a form reasonably acceptable to such Lender, the Agent and the Borrower, evidencing the Loans made to the Borrower by the assigning Lender hereunder.

             (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Agent, the Fronting Bank and each Lender. Except as provided in Section 3.09, the Fronting Bank may not assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Borrower and the Agent.

             SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent, the Fronting Bank and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent, the Fronting Bank, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, other charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent, the Collateral Agent and the Fronting Bank and of local counsel, and, in connection with any such enforcement or protection, the reasonable fees, other charges and disbursements of any other counsel for the Agent, the Fronting Bank, the Collateral Agent or any Lender. The Borrower further agrees that it shall indemnify (i) the Agent, the Fronting Bank, the Collateral Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery and/or recordation of this Agreement or any of the other Loan Documents and (ii) to reimburse the Agent for any out-of-pocket expenses and charges incurred by it in connection with its initial and on-going examinations of the Collateral.

             (b) The Borrower agrees to indemnify the Agent, the Fronting Bank, the Collateral Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each such Person being called an Indemnitee ) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereby or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the Letters of Credit or the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

             (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent, the Fronting Bank, the Collateral Agent, the Fronting Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

             SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
        Section 10.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

             SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY PROVIDED IN THE MORTGAGES AND THE TRADEMARK SECURITY AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             SECTION 10.08. Waivers; Amendment. (a) No failure or delay on the part of the Agent, the Fronting Bank, the Collateral Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Fronting Bank, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

             (b) Neither this Agreement, the Guarantee Agreement or any of the Security Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, or, in the case of the Guarantee Agreement or any of the Security Documents, pursuant to an agreement or agreements in writing entered into by the Borrower, the Subsidiary Guarantors and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend the scheduled maturity of, any principal of or interest on, any Loan, or forgive any such payment or any part thereof, or reduce the rate of interest on any Loan, without the prior written consent of each holder of a Loan affected thereby, (ii) increase the Commitment of any Lender as specified on Schedule 2.01 or reduce the Commitment Fees of any Lender without the prior written consent of such Lender,
        (iii) amend or modify the provisions of Section 2.17, the provisions of this Section 10.08(b) or the definition of the term Required Lenders without the prior written consent of each Lender or (iv) release all or substantially all of the Collateral under any Security Document other than as expressly permitted hereunder or under such Security Document without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Fronting Bank hereunder without the prior written consent of the Agent or the Fronting Bank, as the case may be.

             SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the Charges ), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the Maximum Rate ) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Loans held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

             SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents and the fee letter referred to in Section 2.05(c) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

             SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
        SECTION 10.11.

             SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

             SECTION 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

             SECTION 10.14. Headings. Article and Section headings and the
        Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

             SECTION 10.15. Jurisdiction; Consent to Service of Process. (a)
        The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

             (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

             SECTION 10.16. Mortgaged Property Casualty and Condemnation.
        (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower or any Subsidiary Guarantor, all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to any casualty or other insured damage ( Casualty ) to any portion of any Mortgaged Property (collectively, Insurance Proceeds ), unless an Event of Default shall not have occurred and be continuing. The Borrower agrees to notify, and to cause each Subsidiary Guarantor to notify, the Collateral Agent and the Agent, in writing, promptly after the Borrower or any Subsidiary Guarantor obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Borrower's or such Subsidiary Guarantor's good faith estimate of the amount of related damages. If the Borrower or any Subsidiary Guarantor shall receive any Insurance Proceeds, the Borrower agrees, subject to the foregoing limitations, to endorse and transfer, and to cause any Subsidiary Guarantor to endorse and transfer, any Insurance Proceeds it receives to the Collateral Agent.

             (b) The Borrower will notify, and cause each Subsidiary Guarantor to notify, the Collateral Agent and the Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a Condemnation ). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the Condemnation Proceeds ). The Borrower agrees to execute, and to cause any Subsidiary Guarantor to execute, such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

             (c) In the event of a Condemnation of all or substantially all of any Mortgaged Property (which determination shall be made by the Collateral Agent in its reasonable discretion), unless the Borrower shall have notified the Collateral Agent in writing promptly after such Condemnation that it or the applicable Subsidiary Guarantor intends to replace the related Mortgaged Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), the Collateral Agent may deem such event to be a Prepayment Event, and shall apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by the Collateral Agent or the Borrower or any Subsidiary Guarantor in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements (the Collateral Agent having agreed to reimburse the Borrower or such Subsidiary Guarantor from such Condemnation Proceeds for such costs incurred by the Borrower or such Subsidiary Guarantor)) to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c), with any remaining Condemnation Proceeds being returned to the Borrower or such Subsidiary Guarantor. If the Borrower or the applicable Subsidiary Guarantor shall elect to replace a Mortgaged Property as contemplated above, (i) the replacement property shall be of utility comparable to that of the replaced Mortgaged Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve the Borrower or such Subsidiary Guarantor of its obligation to complete the construction of any replacement property if the Borrower or such Subsidiary Guarantor shall have made such election and shall have acquired the related real property.

             (d) In the event of any Condemnation of the Mortgaged Property, or any part thereof (other than a Condemnation described in paragraph (c) above (unless such Condemnation shall not be deemed to be a Prepayment Event or the Borrower or the applicable Subsidiary Guarantor shall be permitted and shall have elected to replace the related Mortgaged Property, in each case, as provided in paragraph (c) above) and subject to the provisions of paragraph (f) below, the Collateral Agent shall apply the Condemnation Proceeds, first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total or substantially all Condemnation, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, in each case, under the conditions specified in paragraph (f) below, and, second, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent or the Borrower or the applicable Subsidiary Guarantor in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees (the Collateral Agent having agreed to reimburse the Borrower or such Subsidiary Guarantor from such Condemnation Proceeds for such costs incurred by the Borrower or such Subsidiary Guarantor)) to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c), with any remaining Condemnation Proceeds being returned to the Borrower or such Subsidiary Guarantor.

             (e) In the event of any Casualty of less than 50% of the useable square footage of the improvements of any Mortgaged Property, the Borrower shall, and shall cause each Subsidiary Guarantor to, subject to the conditions contained in clause (f), restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of greater than 50% of the useable square footage of the improvements of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to either:

                   (i) restore (or cause the applicable Subsidiary Guarantor to restore) the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds, in equipment, vehicles or other assets used in the Borrower's or such Subsidiary Guarantor's principal lines of business within 180 days after the receipt thereof, provided that the Borrower or such Subsidiary Guarantor, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties;

                   (ii) replace (or cause the applicable Subsidiary Guarantor to replace) the Mortgaged Property with property of utility comparable to that of the replaced Mortgage Property and to invest the balance, if any, of any Insurance Proceeds, in equipment, vehicles or other assets used in the Borrower's or such Subsidiary Guarantor's principal lines of business within 180 days after the receipt thereof, provided that the Borrower or such Subsidiary Guarantor, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the collateral Agent for the benefit of the Secured Parties; or

                   (iii) direct (or cause the applicable Subsidiary Guarantor to direct) the Collateral Agent to apply the related Insurance Proceeds to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c), with any remaining Insurance Proceeds being returned to the Borrower or such Subsidiary Guarantor.

        It is understood that any excess Insurance Proceeds that are not reinvested in the Borrower's or the applicable Subsidiary Guarantor's principal lines of business as contemplated above will be applied to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c).

             If required to do so, the Borrower shall make, or cause the applicable Subsidiary Guarantor to make, the election contemplated by the immediately preceding paragraph by notifying the Collateral Agent and the Agent promptly after the later to occur of (A) five days after the Borrower or such Subsidiary Guarantor and their respective insurance carriers reach a final determination of the amount of any Insurance Proceeds and (B) 30 days after the occurrence of the Casualty. If the Borrower or such Subsidiary Guarantor shall be required or shall elect to restore or replace the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration or replacement shall in no way relieve the Borrower or such Subsidiary Guarantor of such obligation to so restore or so replace if it is so required or once such election has been made. In the event the Borrower or such Subsidiary Guarantor shall be required to restore or replace or shall notify the Collateral Agent and the Agent of its election to restore or replace, the Borrower shall diligently and continuously prosecute, or cause such Subsidiary Guarantor to so prosecute, the restoration or replacement of the Mortgaged Property to completion. In the circumstance where the Borrower or such Subsidiary Guarantor shall be required to restore or replace or shall so elect to restore or replace and no Default or Event of Default has occurred and is continuing the Borrower or such Subsidiary Guarantor shall not be required to comply with the requirements of paragraph (f) below in connection with such restoration or replacement (except as required by clause (f)(ii)(A) and (B)), so long as the cost of such restoration or replacement shall be less than $200,000. In the event of a Casualty where the Borrower or such Subsidiary Guarantor is required to make the election set forth above and the Borrower either shall fail to notify or to cause such Subsidiary Guarantor to notify the Collateral Agent and the Agent of its election within the period set forth above or the Borrower or such Subsidiary Guarantor shall elect not to restore or replace the Mortgaged Property, the Collateral Agent shall (after being reimbursed for all reasonable costs of recovery of such Insurance Proceeds including reasonable attorneys' fees and after reimbursing the Borrower or such Subsidiary Guarantor for all such reasonable costs incurred by the Borrower or such Subsidiary Guarantor) apply such Insurance Proceeds to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c). In addition, upon such prepayment, the Borrower shall be obligated to place, or cause such Subsidiary Guarantor to place, the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the applicable Mortgage.

             (f) Except as otherwise specifically provided in this
        Section 10.16, all Insurance Proceeds and all Condemnation Proceeds recovered by the Collateral Agent (A) are to be applied to the restoration or replacement of the applicable Mortgaged Property (or, if permitted in the event of a total or substantially all Condemnation as contemplated in paragraph (c) above, to the replacement of the applicable Mortgaged Property) (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below) and
        (B) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the Work ) and (C) shall be paid out from time to time to the Borrower or the applicable Subsidiary Guarantor as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

                   (i) the Borrower or the applicable Subsidiary Guarantor must promptly commence the restoration process or the replacement process in connection with the Mortgaged Property;

                   (ii) the Work shall be in the charge of an architect or
             engineer and before the Borrower or the applicable Subsidiary Guarantor commences any Work, other than temporary work to protect property or prevent interference with business, the Collateral Agent shall have received the plans and specifications and the general contract for the Work from the Borrower or the applicable Subsidiary Guarantor. Said plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in compliance with all requirements of applicable Governmental Authorities such that all representations or warranties of the Borrower or such Subsidiary Guarantor relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Credit Agreement or the Security Documents will be correct in all respects and (B) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Taking, and in the case of a Taking, subject to the effect of such Taking;

                   (iii) except as provided in (iv) below, each request for
             payment shall be made on seven days' prior notice to the Collateral Agent and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse the Borrower or the applicable Subsidiary Guarantor for payments by the Borrower or such Subsidiary Guarantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Collateral Agent, does not exceed the value of the Work done to the date of such certificate;

                   (iv) each request for payment in connection with the
             acquisition of a replacement Mortgaged Property shall be made on 30 days' prior notice to the Collateral Agent and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by the Borrower or the applicable Subsidiary Guarantor and a certificate of the Borrower or such Subsidiary Guarantor stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) the Borrower shall (and shall cause such Subsidiary Guarantor to) (I) in addition to any other items required to be delivered under this Section 10.16, provide the Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies (as required by Section 5.02(m)), surveys and other insurance policies as they may reasonably request and (II) take such other actions as the Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage as required by
             Section 5.02(m) and assignment with respect to such real property for ratable benefit of the Secured Parties);

                   (v) each request shall be accompanied by waivers of lien
             satisfactory to the Collateral Agent covering that part of the Work for which payment or reimbursement is being requested and, if required by the Collateral Agent, by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to the Collateral Agent, that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Collateral Agent;

                   (vi) there shall be no Default or Event of Default that has occurred and is continuing;

                   (vii) the request for any payment after the Work has been
             completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

                   (viii) after commencing the Work, the Borrower shall (and
             shall cause the applicable Subsidiary Guarantor to) continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

        Upon completion of the Work and payment in full therefor, the Collateral Agent will disburse to the Borrower or the applicable Subsidiary Guarantor the amount of any Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Collateral Agent on account of the Casualty or Taking that necessitated such Work to be applied (x) to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c), with any excess being returned to the Borrower or the applicable Subsidiary Guarantor, or (y) to be reinvested in the Borrower's or such Subsidiary Guarantor's principal lines of business within 180 days after the receipt thereof, provided that the Borrower, pending such reinvestment, promptly deposits (or causes the applicable Subsidiary Guarantor to so deposit) such amounts in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

             (g) Notwithstanding any other provisions of this Section 10.16, if the Borrower or the applicable Subsidiary Guarantor shall have elected to replace a Mortgaged Property as contemplated in paragraphs (c) and
        (e) above, all Condemnation Proceeds or Insurance Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay obligations outstanding under this Agreement to the extent required under Section 2.13(c) if (i) the Borrower notifies the Collateral Agent and the Agent that it or the applicable Subsidiary Guarantor does not intend to replace the related Mortgaged Property, (ii) a Responsible Officer of the Borrower shall not have notified the Agent and the Collateral Agent in writing that the Borrower or the applicable Subsidiary Guarantor has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or Casualty or
        (iii) the Borrower shall have not notified the Agent and the Collateral Agent in writing that it or the applicable Subsidiary Guarantor has begun construction of the replacement structures within one year after the related Condemnation or Casualty. Any funds not required to be applied in accordance with Section 2.13(c) shall be returned to the Borrower or the applicable Subsidiary Guarantor.

             (h) Nothing in this Section 10.16 shall prevent the Collateral Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Credit Agreement.

             (i) The execution of a Mortgage or a Leasehold Mortgage by any Subsidiary Guarantor shall be deemed to be an acknowledgement and acceptance of the provisions of this Section 10.16 and the provisions of
        Section 10.17.

             SECTION 10.17. Investment of Certain Escrowed Amounts. (a) In the event that the Borrower deposits (or causes any Subsidiary to deposit) money with the Collateral Agent, or such money is received directly by the Collateral Agent, pursuant to or in connection with (a) the definition of the term Prepayment Event (in connection with any deposit of Net Cash Proceeds pending any permitted reinvestment contemplated by such definition (other than with respect to any Mortgaged Property Casualty or Condemnation governed by Section 10.16)) or (b) Section 10.16 (in connection with any Mortgaged Property Casualty or Condemnation), the Borrower and each applicable Subsidiary understands and agrees that (i) such amounts shall be held as collateral for the payment of the Obligations in separate escrow accounts (or sub-accounts of a single escrow account) with the Collateral Agent for the benefit of the Secured Parties, (ii) the Collateral Agent shall have exclusive dominion and control over such accounts (or subaccounts),
        (iii) other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest, (iv) interest or profits, if any, on such investments shall accumulate in such accounts (or sub-accounts) and (v) amounts held in such accounts (or sub-accounts) shall be released or applied (A) in the case of Section 10.16, as provided in (and subject to the provisions of) such Section and (B) in all other cases, upon the demand by the Borrower in connection with the Borrower's or the applicable Subsidiary's reinvestment of such amounts within the specified period of time.

             (b) Nothing in this Section 10.17 shall prevent the Collateral Agent from applying at any time all or any part of the amounts on deposit in the above-contemplated accounts (or sub-accounts) to the curing of any Event of Default under this Credit Agreement.

             SECTION 10.18. Confidentiality. Except as otherwise provided in
        Section 10.04(g), each of the Agent, the Fronting Bank, and each of the Lenders agrees to keep confidential (and (i) to cause its respective officers, directors and employees to keep confidential and (ii) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent, the Fronting Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents and representatives as need to know such Information, (b) to the extent requested by any bank regulatory authority, (c) (i) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or (ii) in connection with the enforcement of this Agreement or any other Loan Document, (d) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Agent, the Fronting Bank or any Lender on a nonconfidential basis from a source other than the Borrower or
        (e) to the extent the Borrower shall have consented to such disclosure in writing. For the purposes of this Section, Information shall mean all information that is received from the Borrower and relates to the Borrower or the Subsidiaries, other than any such information available to the Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which is clearly identified at the time of delivery as confidential. The provisions of this Section 10.18 shall remain operative and in full force and effect regardless of the expiration of this Agreement. Notwithstanding the foregoing, the parties hereto agree that the filing of any of the Loan Documents (to the extent necessary in the judgment of the Collateral Agent) to properly assure the validity or priority of the Collateral Agent's Lien under any Security Document or to the extent required by local counsel in order to render an opinion in form and substance reasonably satisfactory to the Collateral Agent in connection with such Lien will not result in a violation of the foregoing confidentiality provisions.

             SECTION 10.19 Sharing of Proceeds of Certain Collateral. (a) If the Collateral Agent receives any amounts in respect of any Mortgaged Property and the related Mortgage omits as a secured obligation the Revolving Loans (including the Letters of Credit) (each such Mortgage being a Partial Mortgage ), and the application by the Collateral Agent of such amounts in accordance with the terms of such Partial Mortgage would result in the unpaid principal portion of any Lender's Loans being proportionately less than the unpaid principal portion of any other Lender's Loans, then the Collateral Agent shall be permitted to reallocate such amounts so that the aggregate unpaid principal amount of the Loans and LC Exposures and participations in Loans and LC Exposures held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposures then outstanding as the principal amount of such Lender's Loans and LC Exposures prior to the initial application of the amounts by the Collateral Agent was to the principal amount of all Loans and LC Exposures prior to the initial application of such amounts. The Borrower expressly consents to the foregoing arrangements.

             IN WITNESS WHEREOF, the Borrower, the Agent, the Fronting Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    DOSKOCIL COMPANIES INCORPORATED,

                                      by
                                        /s/Bryant P. Bynum

                                        Name:  Bryant P. Bynum
                                        Title:     V.P. Treasurer


                                     CHEMICAL BANK, individually, as
                                    Agent and as Fronting Bank,

                                      by
                                        /s/Brian Comiskey

                                        Name:  Brian Comiskey
                                        Title:     Vice President



                                     BANQUE PARIBAS,

                                      by
                                        /s/Pierre-Jean de Filippis

                                        Name:  Pierre-Jean de Filippis
                                        Title:     General Manager

                                      by
                                        /s/Bruce A. Cauley

                                        Name:  Bruce A. Cauley
                                        Title:     Deputy General
                                    Manager


                                     CREDIT LYONNAIS, CAYMAN ISLAND
                                    BRANCH,

                                      by
                                        /s/Raymond Whiteman

                                        Name:  Raymond Whiteman
                                        Title:     Authorized Signature



                                     FIRST BANK NATIONAL ASSOCIATION,

                                      by
                                        /s/John E. Besse

                                        Name:  John E. Besse
                                        Title:    Vice President


                                    THE FIRST NATIONAL BANK OF BOSTON,

                                      by
                                        /s/Peter R. White

                                        Name:  Peter R. White
                                        Title:     Managing Director



                                     GIROCREDIT BANK AKTIENGESELLSCHAFT
                                    DER SPARKASSEN, GRAND CAYMAN ISLAND
                                    BRANCH,

                                      by
                                        /s/Patricia Hogan

                                        Name:  Patricia Hogan
                                        Title:     Vice President

                                      by
                                        /s/Anca Trifan

                                        Name:  Anca Trifan
                                        Title:     Vice President



                                    HARRIS TRUST AND SAVINGS BANK,

                                      by
                                        /s/Edward Boyd Jones

                                        Name:  Edward Boyd Jones
                                        Title:     Vice President



                                     HELLER FINANCIAL, INC.,

                                      by
                                        /s/V. Robert Rotering

                                        Name:  V. Robert Rotering
                                        Title:     AVP



                                    THE LONG TERM CREDIT BANK OF JAPAN,
                                    LTD., CHICAGO BRANCH,

                                      by
                                        /s/Armund J. Schoen, Jr.

                                         Name:  Armund J. Schoen, Jr.
                                        Title:     Vice President &
                                                   Deputy General
                                                     Manager



                                     THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION,

                                      by
                                        /s/Patricia Loret de Mola

                                        Name:  Patricia Loret de Mola
                                        Title:     Senior Vice President



                                     NATIONSBANK OF TEXAS, N.A.,

                                      by
                                        /s/Susan Ray

                                        Name:  Susan Ray
                                        Title:     Vice President



     Exhibit 2


                                   For:      DOSKOCIL COMPANIES INC.

                                   Contact:  Bryant Bynum
                                             Vice President Planning
                                             Corporate Finance
                                             (405) 879-5500

     FOR IMMEDIATE RELEASE

                                   Naomi Rosenfeld/Eileen English
                                   Media Contact:  Stephanie Ferrell
                                   Morgen-Walke Associates
                                   (212) 850-5600

          OKLAHOMA CITY, Okla., June 2, 1994 -- Doskocil Companies Incorporated (NASDAQ:DOSK) announced today that it has completed the previously announced acquisition of the Frozen Specialty Foods division of International Multifoods Corporation (NYSE:IMC). The purchase price was approximately $135 million. The business, which has been named Doskocil Specialty Brands Company, will operate as a fourth operating division of Doskocil. Specialty Brands markets frozen food products, including ethnic foods in the Mexican and Italian segments, as well as appetizers, entrees and portioned meats. Sales are primarily to the foodservice industry.

          Financing for the transaction was provided by Chemical Bank.

          Robert S. Wright, who ran the Frozen Specialty Foods division at International Multifoods, has been named President and General Manager of Doskocil Specialty Brands and Senior Vice President of Doskocil Companies Incorporated.

          Commenting on the acquisition, John T. Hanes, Chairman, CEO, and President of Doskocil stated, "This acquisition is a natural extension of our existing business and positions us well to become a leader in the food industry. The complementary product lines and channels of distribution will allow us to leverage the strengths of both businesses. The acquisition also furthers our presence in the foodservice market, especially the fast-growing ethnic segment of the food industry."

          Robert S. Wright commented, "The addition of the Frozen Specialty Foods business represents an important step in Doskocil's evolution into a leading diversified food company. My colleagues and I are looking forward to being a part of the Doskocil team. We will continue to provide our customers with quality products, a dedication to service and targeted new product introductions."

          Doskocil produces, markets and distributes branded and processed meat products under proprietary brand names that include Wilson Foods , Corn King , Wilson's Continental Deli , American Favorite (TM), Doskocil Foods(TM) and Jefferson Meats(TM). The Company's products include pepperoni, beef and pork toppings marketed to the pizza industry as well as boneless hams, sausage, bacon and other branded and processed meat products for the foodservice, delicatessen and retail markets.

                                   # # #




     Exhibit 3


                      FROZEN SPECIALTY FOODS BUSINESS
                   (A UNIT OF THE PREPARED FOODS DIVISION
                  OF INTERNATIONAL MULTIFOODS CORPORATION)

                          Condensed Balance Sheets

                               (In thousands)

                                             February 28,       November 27,
                        ASSETS                   1994               1993
                                             ____________       ____________
                                              (Unaudited)

     Current assets:
        Cash                                     $      5           $      5
        Trade accounts receivable, net             11,609              9,401
        Inventories                                23,767             23,083
        Other current assets                        2,208              2,450
                                                   ______             ______
         Total current assets                      37,589             34,939

     Property, plant and equipment, net            44,434             45,284
     Intangibles, net                              29,417             29,820
                                                  _______            _______

         Total assets                            $111,440           $110,043
                                                  =======            =======

     LIABILITIES AND INVESTMENT AND ADVANCES BY PARENT

     Current liabilities:
        Current portion of long-term debt        $    172           $    171
        Accounts payable                            7,003              5,429
        Accrued expenses                            5,987              7,576
                                                   ______             ______
         Total current liabilities                 13,162             13,176

        Long-term debt, net of current portion       -                   172
        Deferred income taxes                       9,807              9,807
        Employee benefits and other non-current
         liabilities                                6,221              6,221
                                                   ______             ______
           Total liabilities                       29,190             29,376
                                                   ______             ______
     Investment and advances by parent             82,250             80,667
                                                   ______             ______
        Total liabilities and investment and
         advances by parent                      $111,440           $110,043
                                                  =======            =======

     See accompanying notes to condensed financial statements.



                         FROZEN SPECIALTY FOODS BUSINESS
                      (A UNIT OF THE PREPARED FOODS DIVISION
                     OF INTERNATIONAL MULTIFOODS CORPORATION)

                   Condensed Statements of Earnings - Unaudited

                                  (In thousands)

                                                       Three Months Ended
                                                  February 28,  February 27,
                                                     1994           1993
                                                  ____________  ____________
     Net sales                                         $46,447       $45,001

     Cost of sales                                      32,174        33,006
                                                        ______        ______
        Gross profit                                    14,273        11,995

     Selling expenses                                    9,270         7,132

     General and administrative expenses                   914         1,577

     Amortization of intangibles                           403           410

     Other income                                          (31)          (20)

     Interest expense                                        4             7
                                                         _____         _____
        Earnings before income taxes                     3,713         2,889

     Income taxes                                        1,562         1,144
                                                         _____         _____
        Net earnings                                   $ 2,151       $ 1,745
                                                        ======        ======

     See accompanying notes to condensed financial statements.


                         FROZEN SPECIALTY FOODS BUSINESS
                      (A UNIT OF THE PREPARED FOODS DIVISION
                     OF INTERNATIONAL MULTIFOODS CORPORATION)

                  Condensed Statements of Cash Flows - Unaudited

                                  (In thousands)

                                                   Three Months Ended
                                             February 28,       February 27,
                                                 1994               1993


     Cash flows from operations:
        Net earnings                              $   2,151         $ 1,745
        Adjustments to reconcile net
        earnings to net cash flows from
        operations:
         Depreciation and amortization                1,692           1,690
         Deferred income tax expense                    128             243
         Loss on property disposals                      24              97
         Changes in operating assets and
         liabilities:
           (Increase) decrease in accounts
            receivable                               (2,208)           (818)
           (Increase) decrease in inventories          (684)          1,084
           (Increase) decrease in other current
            assets                                      242            (814)
           Increase (decrease) in accounts
            payable                                   1,574          (1,293)
           Increase (decrease) in accrued
            expenses                                 (1,589)          3,954
           Increase (decrease) in employee
            benefits and other non-current
            liabilities                                -               (559)
                                                      _____           _____
             Net cash flows provided by
             operations                               1,330           5,329
                                                      _____           _____

     Cash flows from investing activities:
        Capital expenditures                           (463)           (474)
                                                      _____           _____
           Net cash flows used for investing           (463)           (474)
                                                      _____           _____

     Cash flows from financing activities:
        Decrease in intercompany account               (696)         (4,283)
        Payments on long-term debt                     (171)           (572)
                                                      _____          ______
         Net cash flows used for financing             (867)         (4,855)

     Increase (decrease) in cash                       -               -

     Cash at beginning of period                          5               4
                                                     ______          ______
     Cash at end of period                       $        5         $     4
                                                     ______          ______

     See accompanying notes to condensed financial statements.


                         FROZEN SPECIALTY FOODS BUSINESS
                      (A UNIT OF THE PREPARED FOODS DIVISION
                     OF INTERNATIONAL MULTIFOODS CORPORATION)

               Notes to Condensed Financial Statements - Unaudited

                     February 28, 1994 and February 27, 1993
                                  (In thousands)

     (1) Summary of Significant Accounting Policies

         General Information and Basis of Presentation

         Frozen Specialty Foods Business ("Frozen Specialty" or the "Company") is a unit of the Prepared Foods Business Division (the "Division") of International Multifoods Corporation ("Multifoods" or the "Corporation"). Frozen Specialty is a nationwide processor of prepared frozen food products for the United States foodservice and consumer markets.

         The accompanying condensed financial statements have been prepared without audit. The Balance Sheet at November 27, 1993, has been derived from audited financial statements as of November 27, 1993 and for the nine months then ended. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments (adjustments are of a normal, recurring nature) necessary for a fair presentation of the financial position as of February 28, 1994, and the results of operations and cash flows for the three months ended February 28, 1994 and February 27, 1993.

         The accompanying financial statements do not necessarily reflect the financial position and results of operations of Frozen Specialty in the future, or what the financial position and results of operations would have been had it been an independent entity during the periods presented. The financial statements should be read in conjunction with the Company's audited financial statements as of November 27, 1993 and for the nine months then ended.


                         FROZEN SPECIALTY FOODS BUSINESS
                      (A UNIT OF THE PREPARED FOODS DIVISION
                     OF INTERNATIONAL MULTIFOODS CORPORATION)

               Notes to Condensed Financial Statements - Unaudited

     (2) Inventories

         Inventories at February 28, 1994 and November 27, 1993 are summarized as follows:

                                                  February 28,  November 27,
                                                     1994           1993
                                                  ____________  ____________

               Raw materials                        $ 4,051       $ 4,283
               Finished and in-process goods         16,798        15,745
               Packaging and supplies                 2,918         3,055
                                                     ______        ______
                  Total inventories                 $23,767       $23,083
                                                     ======        ======

     (3)  Related Party Transactions

          Transactions with Multifoods includes certain disbursements by Multifoods made on behalf of Frozen Specialty and charges for certain operating expenses.

          Expenses are charged based upon the specific identification of applicable costs, and in certain instances, a proportional cost allocation. Management believes that the basis of all such charges is reasonable. The amount of operating expenses charged by Multifoods to Frozen Specialty are as follows:

                                                       Three Months Ended
                                                       __________________
                                                  February 28,  February 27,
                                                     1994           1993
                                                  ____________  ____________

          Cost of sales                               $450            $515
          Selling expenses                             180             169
          General and administrative                   120             118
                                                       ___             ___
                                                      $750            $802
                                                       ===             ===

          Sales to and purchases from other Multifoods business units amounted to the following for each period presented:

                                                      Three Months Ended
                                                      __________________
                                                  February 28,  February 27,
                                                     1994           1993
                                                  ____________  ____________

          Sales                                       $741            $742
                                                       ===             ===
          Purchases                                   $137            $191
                                                       ===             ===

     (4)  Income Taxes

          The Company files a consolidated federal income tax return with Multifoods and is allocated a federal tax provision as if the Company filed a separate return. The state tax provision is allocated by applying a weighted-average state tax rate to the Company's federal taxable income. Additional tax provision items pertaining to the Company are maintained in the Multifoods financial statements.

          Income tax expense was allocated as follows:


                                                Federal    State    Total
                                                _______    _____    _____
          Three Months ended February 28, 1994:
               Current expense                   $1,192     $242    $1,434
               Deferred expense                     119        9       128
                                                  _____      ___     _____
                  Total tax expense              $1,311     $251    $1,562
                                                  =====      ===     =====

          Three Months ended February 27, 1993:
               Current expense                   $  748     $153    $  901
               Deferred expense                     216       27       243
                                                    ___      ___     _____
                  Total tax expense              $  964     $180    $1,144
                                                    ===      ===     =====

          Deferred income tax expense reflects the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by currently enacted tax laws.